Statement of Additional Information dated 03/30/2006 for
Large Capitalization Growth Fund Class A

Supplement to SAI dated 04/07/2006
Supplement to SAI dated 07/12/2006

                                 March 30, 2006

                      STATEMENT OF ADDITIONAL INFORMATION

                         SMITH BARNEY INVESTMENT TRUST
                 Smith Barney Large Capitalization Growth Fund

                                125 Broad Street
                            New York, New York 10004
                                 (800) 451-2010

      This Statement of Additional Information ("SAI") is not a prospectus and is meant to be read in conjunction with the prospectus of the Smith Barney Large
Capitalization Growth Fund (the "fund") dated March 30, 2006, as amended or supplemented from time to time (the "prospectus"), and is incorporated by reference in its entirety into the prospectus. Additional information about the fund's investments is available in the fund's annual report to shareholders, which is incorporated herein by reference. The prospectus and copies of the report may be obtained free of charge by contacting a Smith Barney Financial
Advisor, a PFS Investments Inc. ("PFS") Registered Representative, a
broker/dealer, financial intermediary, financial institution or a distributor's financial consultants (each called a "Service Agent") or by writing or calling the fund at the address or telephone number above. The fund is a separate investment series of Smith Barney Investment Trust (the "trust"), a
Massachusetts business trust.

      FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY
BANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
AGENCY, AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL
AMOUNT INVESTED.

      THIS SAI IS NOT A PROSPECTUS AND IS AUTHORIZED FOR DISTRIBUTION TO
PROSPECTIVE INVESTORS ONLY IF PRECEDED OR ACCOMPANIED BY AN EFFECTIVE
PROSPECTUS.

                                       1

                  INVESTMENT OBJECTIVE AND MANAGEMENT POLICIES

      The fund is an open-end, diversified, management investment company. The prospectus discusses the fund's investment objective and the policies it employs to achieve its objective. The prospectus discusses the fund's investment objective and policies. This section contains supplemental information concerning the types of securities and other instruments in which the fund may invest, the investment policies and portfolio strategies the fund may utilize and certain risks associated with these investments, policies and strategies.
Smith Barney Fund Management LLC ("SBFM" or the "manager") serves as investment manager to the fund.

      Under normal circumstances, the fund invests at least 80% of the value of its net assets, plus any borrowings for investment purposes, in equity securities, or other investments with similar economic characteristics, of companies with large market capitalizations. Large capitalization companies are those companies with market capitalizations similar to companies in the Russell
1000 Index. Securities of companies whose market capitalizations no longer meet this definition after purchase by the fund still will be considered securities of large capitalization companies for purposes of the fund's 80% investment policy. Equity securities include U.S. exchange traded and over-the-counter common stocks, debt securities convertible into equity securities, and warrants and rights relating to equity securities.

      Under normal market conditions, the majority of the fund's portfolio will consist of common stock, but it also may contain money market instruments for cash management purposes. The fund reserves the right, as a defensive measure, to hold money market securities, including repurchase agreements or cash, in such proportions as, in the opinion of management, prevailing market or economic conditions warrant.

      With respect to the 80% investment policy (as described above), this percentage requirement will not be applicable during periods when the fund pursues a temporary defensive strategy, as discussed in the prospectus. The fund's 80% investment policy is non-fundamental and may be changed by the board of trustees of the trust (the "Board") to become effective upon at least 60 days' notice to shareholders of the fund prior to any such change.

      Equity Securities. The fund will normally invest at least 80% of its assets in equity securities, including primarily common stocks and, to a lesser extent, securities convertible into common stock and rights to subscribe for common stock. Common stocks represent an equity (ownership) interest in a corporation. Although equity securities have a history of long-term growth in value, their prices fluctuate based on changes in a company's financial condition and on overall market and economic conditions.

      When-Issued Securities, Delayed-Delivery and Forward Commitment
Transactions. The fund may purchase securities on a "when-issued" basis, for delayed delivery (i.e., payment or delivery occur beyond the normal settlement date at a stated price and yield) or on a forward commitment basis. The fund does not intend to engage in these transactions for speculative purposes, but only in furtherance of its investment goal. These transactions occur when securities are purchased or sold by the fund with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to the fund at the time of entering into the transaction. The payment obligation and the interest rate that will be received on when-issued securities are fixed at the time the buyer enters into the commitment. Because of fluctuations in the value of securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis, the prices obtained on such securities may be higher or lower than the prices available in the market on the dates when the investments are actually delivered to the buyers.

      When the fund agrees to purchase when-issued or delayed-delivery securities, the fund will set aside cash or liquid securities equal to the amount of the commitment in a segregated account on the fund's books. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the fund may be required subsequently to place additional assets in the segregated account in order to ensure that the value of the account remains equal to the amount of the fund's commitment. The assets contained in the segregated account will be marked-to-market daily. It may be expected that the fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash.

                                       2

When the fund engages in when-issued or delayed-delivery transactions, it relies on the other party to consummate the trade. Failure of the seller to do so may result in the fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

      Foreign Securities. The fund may invest in securities of foreign issuers directly or in the form of American Depositary Receipts ("ADRs"), European
Depositary Receipts ("EDRs") or similar securities representing interests in the common stock of foreign issuers. Management intends to limit the fund's investment in these types of securities to 10% of the fund's net assets. ADRs are receipts, typically issued by a U.S. bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation. EDRs are receipts issued in Europe, which evidence a similar ownership arrangement.
Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. The underlying securities are not always denominated in the same currency as the
ADRs or EDRs. Although investment in the form of ADRs or EDRs facilitates trading in foreign securities, it does not mitigate the risks associated with investing in foreign securities.

      Investments in foreign securities incur higher costs than investments in
U.S. securities, including higher costs in making securities transactions as well as foreign government taxes, which may reduce the investment return of the fund. In addition, foreign investments may include additional risks associated with currency exchange rates, less complete financial information about individual companies, less market liquidity and political instability.

      U.S. and Foreign Taxes. The fund's investment in foreign securities may be subject to taxes withheld at the source on dividend or interest payments.
Foreign taxes paid by the fund may be creditable or deductible by U.S.
shareholders for U.S. income tax purposes. No assurance can be given that applicable tax laws and interpretations will not change in the future. Moreover,
non-U.S. investors may not be able to credit or deduct such foreign taxes.

      Money Market Instruments. The fund may invest for temporary defensive purposes in corporate and government bonds and notes and money market instruments. Money market instruments include: obligations issued or guaranteed by the United States government, its agencies or instrumentalities ("U.S.
government securities"); certificates of deposit, time deposits and bankers'
acceptances issued by domestic banks (including their branches located outside the United States and subsidiaries located in Canada), domestic branches of foreign banks, savings and loan associations and similar institutions; high grade commercial paper; and repurchase agreements with respect to the foregoing types of instruments. Certificates of deposit ("CDs") are short-term, negotiable obligations of commercial banks. Time deposits ("TDs") are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international transactions.

      Repurchase Agreements. The fund may enter into repurchase agreements. In a repurchase agreement, the fund buys, and the seller agrees to repurchase, a security at a mutually agreed upon time and price (usually within seven days).
The repurchase agreement thereby determines the yield during the purchaser's holding period, while the seller's obligation to repurchase is secured by the value of the underlying security. The fund's custodian will have custody of, and will hold in a segregated account, securities acquired by the fund under a repurchase agreement. Repurchase agreements are considered by the staff of the
Securities and Exchange Commission (the "SEC") to be loans by the fund.
Repurchase agreements could involve risks in the event of a default or insolvency of the other party to the agreement, including possible delays or restrictions upon the fund's ability to dispose of the underlying securities. In an attempt to reduce the risk of incurring a loss on a repurchase agreement, the fund will enter into repurchase agreements only with domestic banks with total assets in excess of $1 billion, or primary government securities dealers reporting to the Federal Reserve Bank of New York, with respect to securities of the type in which the fund may invest, and will require that additional securities be deposited with it if the value of the securities purchased should decrease below resale price.

      Pursuant to an exemptive order issued by the SEC, the fund, along with other affiliated entities managed by the manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances

                                       3

are invested in one or more repurchase agreements, secured by U.S. government securities. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal;
however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

      Lending of Portfolio Securities. Consistent with applicable regulatory requirements, the fund may lend portfolio securities to brokers, dealers and other financial organizations that meet capital and other credit requirements or other criteria established by the Board. The fund will not lend portfolio securities to affiliates of the manager unless they have applied for and received specific authority to do so from the SEC. Loans of portfolio securities will be collateralized by cash, letters of credit or U.S. government securities, which are maintained at all times in an amount equal to at least 102% of the current market value of the loaned securities. Any gain or loss in the market price of the securities loaned that might occur during the term of the loan would be for the account of the fund.

      By lending its securities, the fund can increase its income by continuing to receive interest and any dividends on the loaned securities as well as by either investing the collateral received for securities loaned in short-term instruments or obtaining yield in the form of interest paid by the borrower when
U.S. government securities are used as collateral. Although the generation of income is not the primary investment goal of the fund, income received could be used to pay the fund's expenses and would increase an investor's total return.
The fund will adhere to the following conditions whenever its portfolio securities are loaned: (i) the fund must receive at least 102% cash collateral or equivalent securities of the type discussed in the preceding paragraph from the borrower; (ii) the borrower must increase such collateral whenever the market value of the securities rises above the level of such collateral; (iii)
the fund must be able to terminate the loan at any time; (iv) the fund must receive reasonable interest on the loan, as well as any dividends, interest or other distributions on the loaned securities and any increase in market value;
(v) the fund may pay only reasonable custodian fees in connection with the loan;
and (vi) voting rights on the loaned securities may pass to the borrower, provided, however, that if a material event adversely affecting the investment occurs, the Board must terminate the loan and regain the right to vote the securities. Loan agreements involve certain risks in the event of default or insolvency of the other party including possible delays or restrictions upon the fund's ability to recover the loaned securities or dispose of the collateral for the loan.

      From time to time, the fund may return a part of the interest earned from the investment of collateral received for securities loaned to the borrower and/or a third party, which is unaffiliated with the fund, Legg Mason, Inc.
("Legg Mason"), of which SBFM is a wholly-owned subsidiary, or Citigroup Global
Markets Inc. ("CGMI"), one of the fund's co-distributors, and is acting as a
"finder," a part of the interest earned from the investment of collateral received for securities loaned.

      Illiquid Securities. The fund may invest up to an aggregate amount of 10%
of its net assets in illiquid securities, which include securities subject to contractual or other restrictions on resale and other instruments that lack readily available markets.

      Options, Futures and Currency Strategies. The fund may use forward currency contracts and certain options and futures strategies to attempt to hedge its portfolio, i.e., reduce the overall level of investment risk normally associated with the fund. There can be no assurance that such efforts will succeed.

        The Commodity Futures Trading Commission ("CFTC") eliminated limitations on futures transactions and options thereon by registered investment companies, provided that the investment manager to the registered investment company claims an exclusion from regulation as a commodity pool operator. The fund is operated by a person who has claimed an exclusion from the definition of the term
"commodity pool operator" under the Commodity Exchange Act and therefore is not subject to registration or regulation as a pool operator under the Commodity
Exchange Act. As a result of these CFTC rule changes, the fund is no longer restricted in its ability to enter into futures transactions and options thereon under CFTC regulations. The fund however, continues to have policies with respect to futures and options thereon as set forth below.

                                       4

      To attempt to hedge against adverse movements in exchange rates between currencies, the fund may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date. Such contracts may involve the purchase or sale of a foreign currency against the U.S. dollar or may involve two foreign currencies. The fund may enter into forward currency contracts either with respect to specific transactions or with respect to its portfolio positions. For example, when the manager anticipates making a purchase or sale of a security, it may enter into a forward currency contract in order to set the rate (either relative to the U.S. dollar or another currency) at which the currency exchange transaction related to the purchase or sale will be made
("transaction hedging"). Further, when the manager believes that a particular currency may decline compared to the U.S. dollar or another currency, the fund may enter into a forward contract to sell the currency the manager expects to decline in an amount approximating the value of some or all of the fund's securities denominated in that currency, or when the manager believes that one currency may decline against a currency in which some or all of the portfolio securities held by the fund are denominated, it may enter into a forward contract to buy the currency expected to appreciate for a fixed amount
("position hedging"). In this situation, the fund may, in the alternative, enter into a forward contract to sell a different currency for a fixed amount of the currency expected to decline where the manager believes that the value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the value of the currency in which portfolio securities of the fund are denominated ("cross hedging"). The fund will segregate (i) cash, (ii) U.S.
government securities or (iii) equity securities or debt securities (of any grade) in certain currencies provided such assets are liquid, unencumbered and marked to market daily, with a value equal to the aggregate amount of the fund's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or securities are segregated on a daily basis so that the value of the amount will equal the amount of the fund's commitments with respect to such contracts.

      For hedging purposes, the fund may write covered call options and purchase put and call options on currencies to hedge against movements in exchange rates and on debt securities to hedge against the risk of fluctuations in the prices of securities held by the fund or which the manager intends to include in its portfolio. The fund also may use interest rate futures contracts and options thereon to hedge against changes in the general level in interest rates.

      The fund may write call options on securities and currencies only if they are covered, and such options must remain covered so long as the fund is obligated as a writer. A call option written by the fund is "covered" if the fund owns the securities or currency underlying the option or has an absolute and immediate right to acquire that security or currency without additional cash consideration (or for additional cash consideration held in a segregated account on the fund's books) upon conversion or exchange of other securities or currencies held in its portfolio. A call option is also covered if the fund holds on a share-for-share basis a call on the same security or holds a call on the same currency as the call written where the exercise price of the call held is equal to less than the exercise price of the call written or greater than the exercise price of the call written if the difference is maintained by the fund in cash, Treasury bills or other high-grade, short-term obligations in a segregated account on the fund's books.

      The fund may purchase put and call options in anticipation of declines in the value of portfolio securities or increases in the value of securities to be acquired. If the expected changes occur, the fund may be able to offset the resulting adverse effect on its portfolio, in whole or in part, through the options purchased. The risk assumed by the fund in connection with such transactions is limited to the amount of the premium and related transaction costs associated with the option, although the fund may lose such amounts if the prices of securities underlying the options do not move in the direction or to the extent anticipated.

      Although the portfolio may not use forward currency contracts, options and futures, the use of any of these strategies would involve certain investment risks and transaction costs. These risks include: dependence on the manager's ability to predict movements in the prices of individual debt securities, fluctuations in the general fixed-income markets and movements in interest rates and currency markets, imperfect correlation between movements in the price of currency, options, futures contracts or options thereon and movements in the price of the currency or security hedged or used for cover; the fact that skills and techniques needed to trade options, futures contracts and options thereon or to use forward currency contracts are different from those needed to select the securities in which the fund invests; lack of assurance that a liquid market will exist for any particular option, futures contract or option thereon at any particular time.

                                       5

      Over-the-counter options in which the fund may invest differ from exchange traded options in that they are two-party contracts, with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. The fund may be required to treat as illiquid over-the-counter options purchased and securities being used to cover certain written over-the-counter options.

      Options on Securities. As discussed more generally above, the fund may engage in writing covered call options. The fund may also purchase put options and enter into closing transactions. The principal reason for writing covered call options on securities is to attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. In return for a premium, the writer of a covered call option forgoes the right to any appreciation in the value of the underlying security above the strike price for the life of the option (or until a closing purchase transaction can be effected). Nevertheless, the call writer retains the risk of a decline in the price of the underlying security. Similarly, the principal reason for writing covered put options is to realize income in the form of premiums. The writer of a covered put option accepts the risk of a decline in the price of the underlying security. The size of the premiums the fund may receive may be adversely affected as new or existing institutions, including other investment companies, engage in or increase their option-writing activities.

      Options written by the fund will normally have expiration dates between one and six months from the date written. The exercise price of the options may be below, equal to, or above the current market values of the underlying securities when the options are written. In the case of call options, these exercise prices are referred to as "in-the-money," "at-the-money" and
"out-of-the-money," respectively.

      The fund may write (a) in-the-money call options when the manager expects the price of the underlying security to remain flat or decline moderately during the option period, (b) at-the-money call options when the manager expects the price of the underlying security to remain flat or advance moderately during the option period and (c) out-of-the-money call options when the manager expects that the price of the security may increase but not above a price equal to the sum of the exercise price plus the premiums received from writing the call option. In any of the preceding situations, if the market price of the underlying security declines and the security is sold at this lower price, the amount of any realized loss will be offset wholly or in part by the premium received. Out-of-the-money, at-the-money and in-the-money put options (the reverse of call options as to the relation of exercise price to market price)
may be utilized in the same market environments as such call options are used in equivalent transactions.

      So long as the obligation of the fund as the writer of an option continues, the fund may be assigned an exercise notice by the broker-dealer through which the option was sold, requiring it to deliver, in the case of a call, or take delivery of, in the case of a put, the underlying security against payment of the exercise price. This obligation terminates when the option expires or the fund effects a closing purchase transaction. The fund can no longer effect a closing purchase transaction with respect to an option once it has been assigned an exercise notice. To secure its obligation to deliver the underlying security when it writes a call option, or to pay for the underlying security when it writes a put option, the fund will be required to deposit in escrow the underlying security or other assets in accordance with the rules of the Options Clearing Corporation ("Clearing Corporation") or similar clearing corporation and the securities exchange on which the option is written.

      An option position may be closed out only where there exists a secondary market for an option of the same series on a recognized securities exchange or in the over-the-counter market. The fund expects to write options only on national securities exchanges or in the over-the-counter market. The fund may purchase put options issued by the Clearing Corporation or in the over-the-counter market.

      The fund may realize a profit or loss upon entering into a closing transaction. In cases in which the fund has written an option, it will realize a profit if the cost of the closing purchase transaction is less than the premium received upon writing the original option and will incur a loss if the cost of the closing purchase transaction exceeds the premium received upon writing the original option. Similarly, when the fund has purchased an option and engages in a closing sale transaction, whether it recognizes a profit or loss will depend upon whether the amount received in the closing sale transaction is more or less than the premium the fund initially paid for the original option plus the related transaction costs.

                                       6

      Although the fund generally will purchase or write only those options for which the manager believes there is an active secondary market so as to facilitate closing transactions, there is no assurance that sufficient trading interest to create a liquid secondary market on a securities exchange will exist for any particular option or at any particular time, and for some options no such secondary market may exist. A liquid secondary market in an option may cease to exist for a variety of reasons. In the past, for example, higher than anticipated trading activity or order flow, or other unforeseen events, have at times rendered certain of the facilities of the Clearing Corporation and national securities exchanges inadequate and resulted in the institution of special procedures, such as trading rotations, restrictions on certain types of orders or trading halts or suspensions in one or more options. There can be no assurance that similar events, or events that may otherwise interfere with the timely execution of customers' orders, will not recur. In such event, it might not be possible to effect closing transactions in particular options. If, as a covered call option writer, the fund is unable to effect a closing purchase transaction in a secondary market, it will not be able to sell the underlying security until the option expires or it delivers the underlying security upon exercise.

      Securities exchanges generally have established limitations governing the maximum number of calls and puts of each class which may be held or written, or exercised within certain periods, by an investor or group of investors acting in concert (regardless of whether the options are written on the same or different securities exchanges or are held, written or exercised in one or more accounts or through one or more brokers). It is possible that the fund and other clients of the manager and certain of their affiliates may be considered to be such a group. A securities exchange may order the liquidation of positions found to be in violation of these limits, and it may impose certain other sanctions.

      In the case of options written by the fund that are deemed covered by virtue of the fund's holding convertible or exchangeable preferred stock or debt securities, the time required to convert or exchange and obtain physical delivery of the underlying common stocks with respect to which the fund has written options may exceed the time within which the fund must make delivery in accordance with an exercise notice. In these instances, the fund may purchase or temporarily borrow the underlying securities for purposes of physical delivery.
By so doing, the fund will not bear any market risk because the fund will have the absolute right to receive from the issuer of the underlying security an equal number of shares to replace the borrowed stock, but the fund may incur additional transaction costs or interest expenses in connection with any such purchase or borrowing.

      Although the manager will attempt to take appropriate measures to minimize the risks relating to the fund's writing of call options and purchasing of put and call options, there can be no assurance that the fund will succeed in its option-writing program.

      Stock Index Options. As described generally above, the fund may purchase put and call options and write call options on domestic stock indexes listed on domestic exchanges in order to realize its investment objective of capital appreciation or for the purpose of hedging its portfolio. A stock index fluctuates with changes in the market values of the stocks included in the index. Some stock index options are based on a broad market index such as the
New York Stock Exchange Composite Index or the Canadian Market Portfolio Index,
or a narrower market index such as the Standard & Poor's 100. Indexes also are based on an industry or market segment such as the Amex Oil Index or the Amex
Computer Technology Index.

      Options on stock indexes are generally similar to options on stock except that the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b)
a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars or a foreign currency, as the case may be, times a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its

                                       7

position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

      The effectiveness of purchasing or writing stock index options as a hedging technique will depend upon the extent to which price movements in the portion of the securities portfolio of the fund correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the fund will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock.
Accordingly, successful use by the fund of options on stock indexes will be subject to the manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

      Futures Contracts and Options on Futures Contracts. As described generally above, the fund may invest in stock index futures contracts and options on futures contracts traded on a domestic exchange or board of trade. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. The primary purpose of entering into a futures contract by the fund is to protect the fund from fluctuations in the value of securities without actually buying or selling the securities. The fund may enter into futures contracts and options on futures to seek higher investment returns when a futures contract is priced more attractively than stocks comprising a benchmark index, to facilitate trading or to reduce transaction costs. The fund will enter into futures contracts and options only on futures contracts that are traded on a domestic exchange and board of trade. Assets committed to futures contracts will be segregated on the fund's books to the extent required by law.

      The purpose of entering into a futures contract by the fund is to protect the fund from fluctuations in the value of securities without actually buying or selling the securities. For example, in the case of stock index futures contracts, if the fund anticipates an increase in the price of stocks it intends to purchase at a later time, the fund could enter into contracts to purchase the stock index (known as taking a "long" position) as a temporary substitute for the purchase of stocks. If an increase in the market occurs that influences the stock index as anticipated, the value of the futures contracts increases and thereby serves as a hedge against the fund's not participating in a market advance. The fund then may close out the futures contracts by entering into offsetting futures contracts to sell the stock index (known as taking a "short"
position) as it purchases individual stocks. The fund can accomplish similar results by buying securities with long maturities and selling securities with short maturities. But by using futures contracts as an investment tool to reduce risk, given the greater liquidity in the futures market, it may be possible to accomplish the same result more easily and more quickly.

      No consideration will be paid or received by the fund upon the purchase or sale of a futures contract. Initially, the fund will be required to deposit with the broker an amount of cash or cash equivalents equal to approximately 1% to
10% of the contract amount (this amount is subject to change by the exchange or board of trade on which the contract is traded and brokers or members of such board of trade may charge a higher amount). This amount is known as "initial margin" and is in the nature of a performance bond or good faith deposit on the contract, which is returned to the fund, upon termination of the futures contract, assuming all contractual obligations have been satisfied. Subsequent payments, known as "variation margin," to and from the broker, will be made daily as the price of the index or securities underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "markingto-market." In addition, when the fund enters into a long position in a futures contract or an option on a futures contract, it must deposit into a segregated account with the fund's custodian an amount of cash or cash equivalents equal to the total market value of the underlying futures contract, less amounts held in the fund's commodity brokerage account at its broker. At any time prior to the expiration of a futures contract, the fund may elect to close the position by taking an opposite position, which will operate to terminate the fund's existing position in the contract.

      There are several risks in connection with the use of futures contracts as a hedging device. Successful use of futures contracts by the fund is subject to the ability of the manager to predict correctly movements in the stock

                                       8

market or in the direction of interest rates. These predictions involve skills and techniques that may be different from those involved in the management of investments in securities. In addition, there can be no assurance that there will be a perfect correlation between movements in the price of the securities underlying the futures contract and movements in the price of the securities that are the subject of the hedge. A decision of whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected trends in market behavior or interest rates.

      Positions in futures contracts may be closed out only on the exchange on which they were entered into (or through a linked exchange) and no secondary market exists for those contracts. In addition, although the fund intends to enter into futures contracts only if there is an active market for the contracts, there is no assurance that an active market will exist for the contracts at any particular time. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit. It is possible that futures contract prices could move to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses. In such event, and in the event of adverse price movements, the fund would be required to make daily cash payments of variation margin; in such circumstances, an increase in the value of the portion of the portfolio being hedged, if any, may partially or completely offset losses on the futures contract. As described above, however, no assurance can be given that the price of the securities being hedged will correlate with the price movements in a futures contract and thus provide an offset to losses on the futures contract.

      Index-Related Securities ("Equity Equivalents"). The fund may invest in certain types of securities that enable investors to purchase or sell shares in a portfolio of securities that seeks to track the performance of an underlying index or a portion of an index. Such Equity Equivalents include among others
DIAMONDS (interests in a portfolio of securities that seeks to track the performance of the Dow Jones Industrial Average), SPDRs or Standard & Poor's
Depositary Receipts (interests in a portfolio of securities that seeks to track the performance of the S&P 500 Index) and the Nasdaq-100 Trust (interests in a portfolio of securities of the largest and most actively traded non-financial companies listed on the Nasdaq Stock Market). Such securities are similar to index mutual funds, but they are traded on various stock exchanges or secondary markets. The value of these securities is dependent upon the performance of the underlying index on which they are based. Thus, these securities are subject to the same risks as their underlying indexes as well as the securities that make up those indexes. For example, if the securities comprising an index that an index-related security seeks to track perform poorly, the index-related security will lose value.

      Equity Equivalents may be used for several purposes, including, to simulate full investment in the underlying index while retaining a cash balance for fund management purposes, to facilitate trading, to reduce transaction costs or to seek higher investment returns where an Equity Equivalent is priced more attractively than securities in the underlying index. Because the expense associated with an investment in Equity Equivalents may be substantially lower than the expense of small investments directly in the securities comprising the indices they seek to track, investments in Equity Equivalents may provide a cost-effective means of diversifying a Fund's assets across a broad range of equity securities.

      To the extent the fund invests in securities of other investment companies, fund shareholders would indirectly pay a portion of the operating costs of such companies in addition to the expenses of its own operation. These costs include management, brokerage, shareholder servicing and other operational expenses. Indirectly, then, shareholders of the fund that invests in Equity
Equivalents may pay higher operational costs than if they owned the underlying investment companies directly. Additionally, the fund's investments in such investment companies are subject to limitations under the Investment Company Act of 1940, as amended (the "1940 Act"), and market availability.

      The prices of Equity Equivalents are derived and based upon the securities held by the particular investment company. Accordingly, the level of risk involved in the purchase or sale of an Equity Equivalent is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for such instruments is based on a basket of stocks.
The market prices of Equity Equivalents are expected to fluc-

                                       9

tuate in accordance with both changes in the net asset values of their underlying indices and the supply and demand for the instruments on the exchanges on which they are traded. Substantial market or other disruptions affecting an Equity Equivalent could adversely affect the liquidity and value of the shares of the Fund investing in such instruments.

      Investment in Other Investment Companies. The fund can also invest up to
10% of its assets in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the 1940 Act that apply to those types of investments.
For example, the fund can invest in exchange-traded funds ("ETFs"), which are typically open-end funds or unit investment trusts, listed on a stock exchange.
The fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the ETFs portfolio, at times when the fund may not be able to buy those portfolio securities directly.

      Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the 1940 Act. The fund does not intend to invest in other investment companies unless the manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges. As a shareholder of an investment company, the fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses.

      Short Sales. If the fund anticipates that the price of a company's stock is overvalued and will decline, it may sell the security short and borrow the same security from a broker or other institution to complete the sale. The fund may realize a profit or loss depending on whether the market price of a security decreases or increases between the date of the short sale and the date on which the fund replaces the borrowed security. Short selling is a technique that may be considered speculative and involves risks beyond the initial capital necessary to secure each transaction. Whenever the fund sells short, it is required to deposit collateral in segregated accounts to cover its obligation, and to maintain the collateral in an amount at least equal to the market value of the short position. As a hedging technique, the fund may purchase call options to buy securities sold short by the fund. Such options would lock in a future price and protect the fund in case of an unanticipated increase in the price of a security sold short by the fund.

      To avoid limitations under the 1940 Act on borrowing by investment companies, short sales by the fund will be "against the box," or the fund's obligation to deliver the securities sold short will be "covered." The fund will not make short sales of securities or maintain a short position if doing so could create liabilities or require collateral deposits and segregation of assets aggregating more than 25% of the value of the fund's total assets.
Management currently intends to limit the fund's short sales to shares issued by
ETFs. ETFs hold portfolios of securities that seek to track the performance of a specific index or basket of stocks. Utilizing this strategy will allow the portfolio manager to adjust the fund's exposure in a particular sector, in a cost effective and convenient manner, without having to see the fund's holdings of individual stocks in that sector.

Disclosure of Portfolio Holdings

      The fund has adopted policies and procedures developed by Citigroup Asset
Management ("CAM") with respect to the disclosure of the fund's portfolio securities and any ongoing arrangements to make available information about the fund's portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about the fund's portfolio holdings is in the best interests of the fund's shareholders, and that any conflicts of interest between the interests of the fund's shareholders and those of SBFM, the fund's distributors or their affiliates, be addressed in a manner that places the interests of fund shareholders first. The policy provides that information regarding the fund's portfolio holdings may not be shared with non-CAM employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate fund business purposes and in accordance with the policy.

      CAM's policy generally provides for the release of details of securities positions once they are considered "stale." Data is considered stale 25 calendar days following the fund's quarter-end. CAM believes that this

                                       10

passage of time prevents a third party from benefiting from an investment decision made by the fund that has not been fully reflected by the market.

      Under the policy, the fund's complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees with simultaneous public disclosure at least 25 days after calendar quarter-end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end and/or posting the information to a CAM or the fund's Internet side that is accessible by the public, or through public release by a third party vendor.

      The policy permits the release of limited portfolio holdings information that is not yet considered stale in a number of situations, including:

      1.    The fund's top ten securities, current as of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

      2.    The fund's top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

      3.    A list of securities (that may include fund holdings together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

      4.    A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction
            (i.e., brokers and custodians).

      5.    The fund's sector weightings, performance attribution (e.g. analysis of the fund's out-performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy's general principles.

      6.    The fund's portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its trustees who are not
            "interested persons" (as defined in the 1940 Act) of the fund, or the manager ("independent trustees"), and its independent registered public accounting firm, in required regulatory filings or otherwise to governmental agencies and authorities.

      Under the policy, if information about the fund's portfolio holdings is released pursuant to an ongoing arrangement with any party, the fund must have a legitimate business purpose for the release of the information, and either party receiving the information must be under a duty of confidentiality, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. Neither the fund,
CAM nor any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about the fund's portfolio securities will be reviewed at least annually by the Board.

      The approval of the fund's Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Any exception to the policy must be consistent with the purposes of the policy. Exceptions are considered on a case-by-case basis and are granted only after a thorough examination and consultation with CAM's legal department, as necessary. Exceptions to the policies are reported to the Board at its next regularly scheduled meeting.

      Currently, the fund discloses its complete portfolio holdings approximately 25 days after calendar quarter-end on its website,
www.leggmason.com/InvestorServices.

                                       11

      Set forth below is a list, as of October 1, 2005, of those parties with whom CAM, on behalf of the fund, has authorized ongoing arrangements that include the release of portfolio holdings information in accordance with the policy, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient                                   Frequency                  Delay before Dissemination
---------                                   ---------                  --------------------------
State Street Bank & Trust Co., (Fund
  Custodian and Accounting Agent)           Daily                      None
Institutional Shareholders Services,
  (Proxy Voting Services)                   As necessary               None
Bloomberg                                   Quarterly                  25 calendar days after quarter end
Lipper                                      Quarterly                  25 calendar days after quarter end
S&P                                         Quarterly                  25 calendar days after quarter end
Morningstar                                 Quarterly                  25 calendar days after quarter end
Vestek                                      Daily                      None
Factset                                     Daily                      None

      Portfolio holdings information for the fund may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient                                   Frequency                  Delay before Dissemination
---------                                   ---------                  --------------------------
Baseline                                    Daily                      None
Frank Russell                               Monthly                    1 Day
Callan                                      Quarterly                  25 days after quarter end
Mercer                                      Quarterly                  25 days after quarter end
EVestment Alliance                          Quarterly                  25 days after quarter end
CRA RogersCasey                             Quarterly                  25 days after quarter end
Cambridge Associates                        Quarterly                  25 days after quarter end
Marco Consulting                            Quarterly                  25 days after quarter end
Wilshire                                    Quarterly                  25 days after quarter end
Informa Investment Services (Efron)         Quarterly                  25 days after quarter end
CheckFree (Mobius)                          Quarterly                  25 days after quarter end
Nelsons Information                         Quarterly                  25 days after quarter end
Investors Tools                             Daily                      None
Advent                                      Daily                      None
BARRA                                       Daily                      None
Plexus                                      Quarterly                  Sent the 1-3 business day following
                                                                         the end of a quarter
Elkins/McSherry                             Quarterly (calendar)       Sent the first business day following
                                                                         the end of a quarter
Quantitative Services Group                 Daily                      None
AMBAC                                       Daily                      None
Deutsche Bank                               Monthly                    Sent 6-8 business days following
                                                                         month end
Fitch                                       Monthly                    Sent 6-8 business days following
                                                                         month end
Liberty Hampshire                           Weekly and month end       None
Sun Trust                                   Weekly and month end       None
New England Pension Consultants             Quarterly                  25 days after quarter end
Evaluation Associates                       Quarterly                  25 days after quarter end
Watson Wyatt                                Quarterly                  25 days after quarter end
Moody's                                     Weekly Tuesday night       1 business day
S&P                                         Weekly Tuesday night       1 business day

      With respect to each such arrangement, the fund has a legitimate business purpose for the release of information. The release of the information is subject to trading restrictions and/or confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the fund.

                                       12

                            INVESTMENT RESTRICTIONS

      The investment restrictions numbered 1 through 7 below and the fund's investment objective have been adopted by the trust as fundamental policies of the fund. Under the 1940 Act, a fundamental policy may not be changed with respect to a fund without the vote of a "majority of the outstanding voting securities" of the fund, which is defined in the 1940 Act, as the lesser of (a)
67% or more of the shares present at a fund meeting, if the holders of more than
50% of the outstanding shares of the fund are present or represented by proxy, or (b) more than 50% of outstanding shares. The remaining restrictions may be changed by a vote of a majority of the Board at any time.

      Under the investment restrictions adopted by the trust with respect to the fund, the fund will not:

      1.    Invest in a manner that would cause it to fail to be a "diversified company" under the 1940 Act and the rules, regulations and orders thereunder.

      2.    Invest more than 25% of its total assets in securities, the issuers of which conduct their business activities in the same industry. For purposes of this limitation, securities of the U.S. government
            (including its agencies and instrumentalities) and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

      3.    Borrow money, except that (a) the fund may borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests which might otherwise require the untimely disposition of securities, and (b) the fund may, to the extent consistent with its investment policies, enter into reverse repurchase agreements, forward roll transactions and similar investment strategies and techniques. To the extent that it engages in transactions described in (a) and (b), the fund will be limited so that no more than 33 1/3% of the value of its total assets
            (including the amount borrowed), valued at the lesser of cost or market, less liabilities (not including the amount borrowed), is derived from such transactions.

      4.    Issue "senior securities" as defined in the 1940 Act and the rules, regulations and orders thereunder, except as permitted under the
            1940 Act and the rules, regulations and orders thereunder.

      5.    Make loans. This restriction does not apply to: (a) the purchase of debt obligations in which the fund may invest consistent with its investment objectives and policies; (b) repurchase agreements;
            and(c) loans of its portfolio securities, to the fullest extent permitted under the 1940 Act.

      6.    Purchase or sell real estate, real estate mortgages, commodities or commodity contracts, but this restriction shall not prevent the fund from (a) investing in securities of issuers engaged in the real estate business or the business of investing in real estate
            (including interests in limited partnerships owning or otherwise engaging in the real estate business or the business of investing in real estate) and securities which are secured by real estate or interests therein; (b) holding or selling real estate received in connection with securities it holds or held; (c) trading in futures contracts and options on futures contracts (including options on currencies to the extent consistent with the fund's investment objective and policies); or (d) investing in real estate investment trust securities.

      7.    Engage in the business of underwriting securities issued by other persons, except to the extent that the fund may technically be deemed to be an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in disposing of portfolio securities.

      8.    Purchase any securities on margin (except for such short-term credits as are necessary for the clearance of purchases and sales of portfolio securities). For purposes of this restriction, the deposit or payment by the fund of underlying securities and other assets in escrow and collateral agreements with respect to initial or maintenance margin in connection with futures contracts and related options and options on securities, indexes or similar items is not considered to be the purchase of a security on margin.

      9.    Invest in oil, gas or other mineral leases or exploration or development programs.

                                       13

      10.   Write or sell puts, calls, straddles, spreads or combinations of those transactions, except as permitted under the fund's investment objective and policies.

      11.   Purchase a security if, as a result, the fund would then have more than 5% of its total assets invested in securities of issuers
            (including predecessors) that have been in continuous operation for fewer than three years.

      12.   Make investments for the purpose of exercising control of
            management.

      If any percentage restriction described above is complied with at the time of an investment, a later increase or decrease in percentage resulting from a change in values or assets will not constitute a violation of such restriction.

                  TRUSTEES AND EXECUTIVE OFFICERS OF THE FUND

      The business and affairs of the fund are managed by the board of trustees.
The Board elects officers who are responsible for the day-to-day operations of the fund and who execute policies authorized by the Board.

      The trustees, including the independent trustees of the trust or the manager, and executive officers of the trust, together with information as to their principal business occupations during the past five years, are shown below.

                                                                                                  Number of
                                               Term of                                            Portfolios
                                             Office and                                            in Fund
                             Position(s)       Length                                              Complex              Other
   Name, Address,             Held with        of Time       Principal Occupation(s)               Overseen         Directorships
   and Birth Year               Fund           Served*         During Past 5 Years                by Trustee       Held by Trustee
--------------------         -----------     ----------      -----------------------              ----------       ---------------
INDEPENDENT
TRUSTEES
Dwight B. Crane               Trustee          Since         Professor--Harvard                       46                 None
Harvard Business School                         1995         Business School
Soldiers Field
Morgan Hall #375
Boston, MA 02163
Birth Year: 1937

Burt N. Dorsett               Trustee           Since        President--Dorsett                       24                 None
The Stratford #702                              1991         McCabe Capital
5601 Turtle Bay Drive                                        Management Inc.; Chief
Naples, FL 34108                                             Investment Officer--
Birth Year: 1930                                             Leeb Capital Management,
                                                             Inc.

Elliot S. Jaffe               Trustee          Since         Chairman of The Dress                   24         The Dress Barn, Inc.
The Dress Barn Inc.                             1991         Barn Inc.
Executive Office
30 Dunnigan Drive
Suffern, NY 10901
Birth Year: 1926

                                       14

                                                                                                   Number of
                                               Term of                                            Portfolios
                                             Office and                                            in Fund
                           Position(s)         Length                                              Complex              Other
   Name, Address,           Held with          of Time       Principal Occupation(s)               Overseen         Directorships
   and Birth Year             Fund             Served*         During Past 5 Years                by Trustee       Held by Trustee
--------------------       -----------       ----------      -----------------------              ----------       ---------------
Stephen E. Kaufman           Trustee           Since         Attorney                                47                 None
Stephen E. Kaufman PC                           1995
277 Park Avenue
47th Floor
New York, NY 10172
Birth Year: 1932

Cornelius C. Rose, Jr.       Trustee           Since         Chief Executive Officer--               24                 None
Meadowbrook Village                             1991         Performance Learning
Building 1, Apt. 6                                           Systems; President, Rose
West Lebanon, NH 03784                                       Associates until 2002
Birth Year: 1932

INTERESTED TRUSTEE**

R. Jay Gerken              Chairman/           Since         Managing Director of                    182                None
CAM                        President            2002         CAM; Chairman, President
399 Park Avenue            and Chief                         and Chief Executive
New York, NY 10022         Executive                         Officer of SBFM and Citi
Birth Year: 1951           Officer                           Fund Management Inc. ("CFM");
                                                             President and Chief Executive
                                                             Officer of certain Mutual Funds
                                                             associated with Legg Mason;
                                                             formerly, Chairman, President
                                                             and Chief Executive Officer of
                                                             Travelers Investment Adviser,
                                                             Inc.; formerly Chairman of SBFM
                                                             and CFM; formerly, Portfolio
                                                             Manager of Smith Barney
                                                             Allocation Series Inc. (from
                                                             1996 to 2001)

OFFICERS

Andrew B. Shoup            Senior Vice         Since         Director of CAM; Senior                N/A                 N/A
CAM                        President            2003         Vice President and Chief
125 Broad Street           and Chief                         Administrative Officer of
New York, NY 10004         Administrative                    certain mutual funds
Birth Year: 1956           Officer                           associated with Legg Mason;
                                                             Head of International Funds
                                                             Administration of CAM (from
                                                             2001 to 2003); Director of
                                                             Global Funds Administration of
                                                             CAM (from 2000 to 2001)

                                       15

                                                                                                   Number of
                                               Term of                                            Portfolios
                                             Office and                                            in Fund
                           Position(s)         Length                                              Complex              Other
   Name, Address,           Held with          of Time       Principal Occupation(s)               Overseen         Directorships
   and Birth Year             Fund             Served*         During Past 5 Years                by Trustee       Held by Trustee
--------------------       -----------       ----------      -----------------------              ----------       ---------------
Kaprel Ozsolak             Treasurer           Since         Director of CAM; Treasurer             N/A                 N/A
CAM                        and Chief            2004         and Chief Financial Officer
125 Broad Street           Financial                         of certain mutual funds
New York, NY 10004         Officer                           associated with Legg Mason;
Birth Year: 1965                                             Controller of certain mutual
                                                             funds associated with
                                                             Legg Mason

Steven Frank               Controller          Since         Vice President of CAM;                 N/A                 N/A
CAM                                             2005         Controller of certain
125 Broad Street                                             mutual funds associated
New York, NY 10004                                           with Legg Mason
Birth Year: 1967

Ted P. Becker              Chief               Since         Managing Director of                   N/A                 N/A
CAM                        Compliance           2006         Compliance at Legg Mason
399 Park Avenue            Officer                           & Co., LLC, (2005-Present);
New York, NY 10022                                           Chief Compliance Officer
Birth Year: 1951                                             with certain mutual funds
                                                             associated with Legg Mason (since
                                                             2006); Managing Director of
                                                             Compliance at CAM (2002-2005).
                                                             Prior to 2002, Managing Director--
                                                             Internal Audit & Risk  Review
                                                             at Citigroup Inc.

John Chiota                Chief               Since         Vice President of CAM                  N/A                 N/A
CAM                        Anti-Money           2006         (since 2004); Chief Anti-
100 First Stamford Place   Laundering                        Money Laundering Compliance
5th Fl                     Compliance                        Officer with certain mutual
Stamford, CT 06902         Officer                           funds associated with Legg Mason
Birth Year: 1968                                             (since 2006); prior to August
                                                             2004, Chief AML Compliance Officer
                                                             with TD Waterhouse

Robert I. Frenkel          Secretary           Since         Managing Director and                  N/A                 N/A
CAM                        and Chief            2003         General Counsel of Global
300 First Stamford Place   Legal                             Mutual Funds for CAM;
Stamford, CT 06902         Officer                           Secretary and Chief Legal
Birth Year: 1954                                             Officer of certain mutual funds
                                                             associated with Legg Mason;
                                                             formerly, Secretary of CFM;

Alan Blake                 Vice                Since         Managing Director of                   N/A                 N/A
CAM                        President and        1999         CAM; Investment Officer
399 Park Avenue            Investment                        of SBFM
New York, NY 10022         Officer
Birth Year:

----------
*     Trustees serve until their successors are elected and qualified.
**    Mr. Gerken is an interested trustee because he is an officer of SBFM and its affiliates.

                                       16

      For the calendar year ended December 31, 2005, the trustees beneficially owned equity securities of the funds within the dollar ranges presented in the table below:

                                                           Aggregate Dollar Range of Equity
                                                        Securities in All Registered Investment
                            Dollar Range of Equity         Companies Overseen by Trustee in
Name of Trustee             Securities in the Fund          Family of Investment Companies
---------------             ----------------------      ---------------------------------------
Independent Trustees
Dwight B. Crane                      None                            Over $100,000
Burt N. Dorsett                      None                                 None
Elliot S. Jaffe                      None                                 None
Stephen E. Kaufman                   None                                 None
Cornelius C. Rose, Jr.               None                            Over $100,000

Interested Trustee
R. Jay Gerken                        None                            Over $100,000

      As of December 31, 2005, none of the independent trustees, or their immediate family members, owned beneficially or of record any securities in the manager or distributors of the fund, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the manager or distributors of the fund.

      The trust has an Audit Committee and a Nominating Committee. The members of the Audit Committee and the Nominating Committee consist of all the independent trustees, namely Messrs. Crane, Dorsett, Jaffe, Kaufman, and Rose.

      In accordance with its written charter adopted by the Board, the Audit
Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the fund. The Audit Committee oversees the scope of the fund's audit, the fund's accounting and financial reporting policies and practices and its internal controls. The Audit Committee approves, and recommends to the independent trustees of the trust for their ratification, the selection, appointment, retention or termination of the fund's independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the fund by the independent registered public accounting firm and all permissible non-audit services provided by the trust's independent registered public accounting firm to the fund's manager and any affiliated service providers if the engagement relates directly to the fund's operations and financial reporting. During the most recent fiscal year, the Audit Committee met two times.

      The Nominating Committee is charged with the duty of making all nominations for independent trustees to the Board. The Nominating Committee will consider nominees recommended by the fund's shareholders when a vacancy becomes available. Shareholders who wish to recommend a nominee should send nominations to the trust's Secretary. The Nominating Committee did not meet during the fund's most recent fiscal year.

      The trust also has a Pricing Committee composed of the Chairman of the
Board and one independent trustee, which is charged with determining the fair value prices for securities when required. During the most recent fiscal year, the Pricing Committee did not meet.

      The following table shows the compensation paid by the fund and other CAM
Mutual Funds during the fiscal year ended November 30, 2005 to each trustee. The trust does not pay retirement benefits to its trustees and officers. The fund has adopted an unfunded, non-qualified deferred compensation plan (the "Plan")
which allows independent trustees to defer the receipt of all or a portion of their fees earned until a later date specified by the independent trustees. The deferred fees earn a return based on notional investments selected by the independent trustees. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the trust's statement of operations under
"trustees' fees". Under the Plan, deferred fees are considered a general obligation of the fund and any payments made pursuant to the Plan will be made from the fund's general assets. As of November 30, 2005, the fund has accrued
$3,590 as deferred compensation.

                                       17

                                                   Total Pension or                                Number of
                                 Aggregate            Retirement          Compensation          Portfolios for
                               Compensation        Benefits Accrued       from Company          Which Trustee
                                   from               As part of         and Fund Complex       Serves Within
Name of Person                  The Trust           Trust Expenses       Paid to Trustees        Fund Complex
--------------                 ------------        ----------------      ----------------       --------------
Independent Trustees
Dwight B. Crane(1)               $21,515                 $ -0-                $227,700                46
Burt N. Dorsett+                 $15,034                 $ -0-                $ 64,600                24
Elliot S. Jaffe                  $16,288                 $ -0-                $ 70,000                24
Stephen E. Kaufman               $17,727                 $ -0-                $150,000                47
Cornelius C. Rose, Jr.           $19,076                 $ -0-                $ 81,000                24

Interested Trustee
R. Jay Gerken                    $   -0-                 $ -0-                $    -0-               182

----------
(1)   Designates the lead trustee.
+     Pursuant to a deferred compensation plan, Burt N. Dorsett has elected to defer payment of the following amount of his compensation from the fund:
      $2,836 for the fund's fiscal year ended November 30, 2005 and $14,600 from the CAM Mutual Funds for the calendar year ended December 31, 2005.

      No employee of CAM or any of its affiliates receives any compensation from the trust for acting as a trustee or officer of the trust. Each independent trustee receives an annual retainer of $50,000 for services as trustee. Mr.
Crane receives an additional annual fee of $10,000 for his services as lead trustee. In addition, each independent trustee receives fees of $5,500 for each in-person and $100 for each telephonic meeting of the Board attended by the independent trustee. The annual retainer and meeting fees are allocated among the funds for which each trustee serves on the basis of their average net assets. In addition, each independent trustee is reimbursed for expenses incurred in connection with attendance at board meetings. For the calendar year ended December 31, 2004, such expenses totaled $20,519.

      At the end of the year in which they attain age 80, trustees are required to change to emeritus status. Trustees emeritus are entitled to serve in emeritus status for a maximum of 10 years, during which time they are paid 50%
of the annual retainer fee and meeting fees otherwise applicable to trustees, together with reasonable out-of-pocket expenses for each meeting attended.
Trustees emeritus may attend meetings but have no voting rights. During the fund's last fiscal year, aggregate compensation paid to trustees emeritus was
$23,823.

      The following table contains a list of shareholders of record or who beneficially owned at least 5% of the outstanding shares of a particular class of shares of the fund as of March 17, 2006.

  Class     Shares Held      Percent               Name                             Address
  -----     ------------     -------   ------------------------------      ------------------------------
    A       5,615,732.80     5.9616    CitiStreet Corporation State        3 Battermarch Park
                                       Street Bank                         JMB II Core Market
                                                                           Quincy, MA 02169

    B       1,939,183.91     6.4525    PFPC Brokerage Services             211 South Gulp Road
                                       FBO Primerica Financial             King of Prussia, PA 19406
                                       Services

    Y       14,523,231.75    13.8168   State Street Bank--Trust Cust       105 Rosemont Ave
                                       FBO Citigroup 401K Plan             Westwood, MA 02090-2318

    Y       9,291,520.237    8.8396    State St Bank--Trust Co TTEE        105 Rosemont Rd
                                       State of Michigan 401(K) Plan       Westwood, MA 02090-2318

    Y       8,832,621.696    8.4030    Smith Barney Concert Series         Two World Financial Center
                                       SB Allocation High Growth           225 Liberty Street, 24th Floor
                                       State Street Bank: James Casey      New York, NY 10281-1008

                                       18

  Class     Shares Held      Percent               Name                             Address
  -----     ------------     -------   ------------------------------      ------------------------------
    Y       8,540,081.247    8.1247    Smith Barney                        Two World Financial Center
                                       Illinois College Pro Equity         225 Liberty Street, 24th Floor
                                       State Street Bank: James Casey      New York, NY 10281-1008

    Y       7,450,528.186    7.088     Smith Barney Scholars Choice        Two World Financial Center
                                       Equity Portfolio                    225 Liberty Street, 24th Floor
                                       State Street Bank: James Casey      New York, NY 10281-1008

    Y       6,550,237.026    6.2316    Smith Barney Concert Series         Two World Financial Center
                                       SB Allocation Growth                225 Liberty Street, 24th Floor
                                       State Street Bank: James Casey      New York, NY 10281-1008

                    INVESTMENT MANAGEMENT AND OTHER SERVICES

Investment Manager-SBFM

      SBFM serves as investment manager to the fund pursuant to an investment management agreement (the "Management Agreement"). The agreement was most recently approved by the Board, including a majority of the independent trustees, on August 1, 2005 and by the fund's shareholders on November 15, 2005.
The Management Agreement became effective on December 1, 2005 as a result of the sale of substantially all of Citigroup Inc.'s ("Citigroup") asset management business to Legg Mason, Inc. ("Legg Mason"). The manager is an indirect wholly-owned subsidiary of Legg Mason. Prior to December 1, 2005, the manager was an indirect wholly-owned subsidiary of Citigroup.

      Under the Management Agreement, subject to the supervision and direction of the fund's Board, the manager manages the fund's portfolio in accordance with the fund's stated investment objective and policies, makes investment decisions for the fund and places orders to purchase and sell securities. The manager also performs administrative and management services necessary for the operation of the fund, such as (i) supervising the overall administration of the fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the fund's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; (ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services; (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders; (iv) maintaining the fund's existence, and (v)
maintaining the registration and qualification of the fund's shares under federal and state laws.

      SBFM (through its predecessor entities) has been in the investment counseling business since 1968 and renders investment management services to a wide variety of individual, institutional and investment company clients that had aggregate assets under management as of September 30, 2005 of approximately
$111 billion. Legg Mason, whose principal executive offices are at 100 Light
Street, Baltimore, Maryland 21202, is a financial services holding company. As of December 31, 2005, Legg Mason's asset management operation had aggregate assets under management of approximately $850 billion.

      The Management Agreement has an initial term of two years and will continue in effect with respect to the fund from year to year thereafter provided such continuance is specifically approved at least annually (a) by the
Board or by a majority of the outstanding voting securities of the fund (as defined in the 1940 Act), and in either event, by a majority of the independent trustees with such independent trustees casting votes in person at a meeting called for such purpose. The fund or the manager may terminate the Management
Agreement on sixty days' written notice without penalty. The Management
Agreement will terminate automatically in the event of assignment (as defined in the 1940 Act).

                                       19

      The manger pays the salaries of all officers and employees who are employed by both it and the fund, and maintain officer facilities for the fund.
In addition to those services, the manager furnishes the fund with statistical and research data, clerical help and accounting, data processing, bookkeeping, internal auditing and legal services and certain other services required by the fund, prepares reports to each fund's shareholders and prepares tax returns, reports to and filings with the SEC and state Blue Sky authorities. The manager bears all expenses in connection with the performance of their services.

      The fund bears expenses incurred in its operations, including: taxes, interest, brokerage fees and commissions, if any; fees of independent trustees;
SEC fees and state Blue Sky qualification fees; charges of custodian; transfer and dividend disbursing agent fees; certain insurance premiums; outside auditing and legal expenses; costs of maintaining corporate existence; costs of investor services (including allocated telephone and personnel expenses); costs of preparing and printing of prospectuses for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and shareholder meetings; and meetings of the officers or Board. The prospectus contains more information about the fund's expenses.

      Prior to October 1, 2005 as compensation for investment management services, the fund pays the manager a fee computed daily and paid monthly at the following annual rates of the fund's average daily net assets: 0.750% on assets up to $5 billion; 0.725% on assets over $5 billion and up to and including $7.5 billion; 0.700% on assets over $7.5 billion and up to and including $10 billion;
and 0.650% on assets in excess of $10 billion.

      Effective October 1, 2005 as compensation for investment management services, the fund pays the manager a fee computed daily and paid monthly at the following annual rates of the fund's average daily net assets:

                                                                     Investment
Fund's Fee Rate                                                      Management
Average Daily Net Assets                                              Fee Rate
------------------------                                             ----------

First $1 billion ..................................................    0.750%
Next $1 billion ...................................................    0.725
Next $3 billion ...................................................    0.700
Next $5 billion ...................................................    0.675
Over 10 billion ...................................................    0.650

      For the fiscal year ended November 30, the fund paid the manager the following investment advisory fees:

          2005 ...................................................   $39,664,281
          2004 ...................................................   $36,788,955
          2003 ...................................................   $26,514,407

Independent Registered Public Accounting Firm

      KPMG LLP, located at 345 Park Avenue, New York, New York 10154, has been selected as the fund's independent registered public accounting firm to audit the fund's financial statements and financial highlights for the fiscal year ending November 30, 2006.

Counsel

      Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York
10019, serves as counsel to the trust.

      Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038,
serves as counsel to the independent trustees.

                                       20

Custodian and Transfer Agent

      The trust, on behalf of the Fund has entered into a Custodian Agreement and a Fund Accounting Agreement with State Street Bank and Trust Company ("State
Street"), 225 Franklin Street, Boston, Massachusetts 02110. State Street, among other things, maintains a custody account or accounts in the name of the fund;
receives and delivers all assets for the fund upon purchase and upon sale or maturity; collects and receives all income and other payments and distributions on account of the assets of the fund; and makes disbursements on behalf of the fund. The Custodian neither determines the fund's investment policies, nor decides which securities the fund will buy or sell. For its services, State
Street receives a monthly fee based upon the daily average market value of securities held in custody and also receives securities transaction charges, including out-of-pocket expenses. The fund may also periodically enter into arrangements with other qualified custodians with respect to certain types of securities or other transactions such as repurchase agreements or derivatives transactions. State Street also acts as the fund's securities lending agent and receives a share of the income generated by such activities.

      PFPC Inc. ("PFPC" or "transfer agent"), located at P.O. Box 9699,
Providence, RI 02940-9699, serves as the fund's transfer agent. The transfer agent maintains the shareholder account records for the trust, handles certain communications between shareholders and the trust and distributes dividends and distributions payable by the trust. For these services, the transfer agent receives a monthly fee computed on the basis of the number of shareholder accounts it maintains for the trust during the month, and is reimbursed for out-of-pocket expenses.

      Code of Ethics. Pursuant to Rule 17j-1 of the 1940 Act, the fund's manager and distributors have adopted codes of ethics that permit personnel to invest in securities for their own accounts, including securities that may be purchased or held by the fund. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the code and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee's position of trust and responsibility. Copies of the codes of ethics of the fund, the manager and the distributors are on file with the SEC.

Proxy Voting Guidelines and Procedures

      Although individual trustees may not agree with particular policies or votes by the manager, the Board has approved delegating proxy voting discretion to the manager believing that the manager should be responsible for voting because it is a matter relating to the investment decision making process.

      Attached as Appendix A is a summary of the guidelines and procedures that the manager uses to determine how to vote proxies relating to portfolio securities, including the procedures that the manager uses when a vote presents a conflict between the interests of the fund's shareholders, on the one hand, and those of the manager or any affiliated person of the fund or the manager, on the other. This summary of the guidelines gives a general indication as to how the manager will vote proxies relating to portfolio securities on each issue listed. However, the guidelines do not address all potential voting issues or the intricacies that may surround individual proxy votes. For that reason, there may be instances in which votes may vary from the guidelines presented.
Notwithstanding the foregoing, the manager always endeavors to vote proxies relating to portfolio securities in accordance with the fund's investment objectives.

      Information on how the fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 and a description of the policies and procedures that the fund uses to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the fund's website at
http://www.leggmason.com/InvestorServices and (3) on the SEC's website at
http://www.sec.gov.

                                       21

Distributors

      Legg Mason Investor Services, LLC ("LMIS"), a wholly-owned broker-dealer subsidiary of Legg Mason, located at 100 Light Street, Baltimore, Maryland
21202; CGMI, an indirect wholly-owned subsidiary of Citigroup, located at 388
Greenwich Street, New York, New York 10013; and PFS, located at 3120
Breckinridge Boulevard, Duluth, Georgia 30099-0001 serve as the fund's distributors pursuant to separate written agreements or amendments to written agreements, in each case dated December 1, 2005 (the "distribution agreements"), which were approved by the Board and by a majority of the independent trustees, casting votes in person at a meeting called for such purpose, on November 21,
2005. The distribution agreements went into effect on December 1, 2005. Prior to
December 1, 2005, CGMI and PFS Distributors, Inc. ("PFS Distributors"), the
predecessor in interest to PFS, served as the fund's distributors.

      LMIS, CGMI and PFS may be deemed to be underwriters for purposes of the
1933 Act. From time to time, LMIS, CGMI or PFS or their affiliates may also pay for certain non-cash sales incentives provided to PFS Registered
Representatives. Such incentives do not have any effect on the net amount invested. In addition to the reallowances from the applicable public offering price described below, PFS may, from time to time, pay or allow additional reallowances or promotional incentives, in the form of cash or other compensation, to PFS Registered Representatives that sell shares of the fund.

Initial Sales Charges

      The aggregate dollar amount of commissions on Class A and Class C shares were as follows:

Class A Shares (paid to CGMI)

      For the fiscal years ended November 30:

         2005 ....................................................    $1,166,000
         2004 ....................................................    $2,525,000
         2003 ....................................................    $1,925,000

Class A Shares (paid to PFS)

      For the fiscal years ended November 30:

         2005.....................................................      $377,444
         2004.....................................................      $574,865
         2003.....................................................      $338,779

Class C Shares (paid to CGMI)

      For the fiscal years ended November 30:

         2005.....................................................   $      -0-
         2004 ....................................................   $  383,000
         2003 ....................................................   $1,404,000

                                       22

Deferred Sales Charge

Class A Shares (paid to CGMI)

      For the fiscal years ended November 30:

         2005.....................................................       $ 4,000
         2004.....................................................       $24,000
         2003.....................................................       $ 2,000

Class B Shares (paid to CGMI)

      For the fiscal years ended November 30:

         2005.....................................................    $  905,000
         2004.....................................................    $1,243,000
         2003.....................................................    $1,467,000

Class B Shares (paid to PFS)

      For the fiscal years ended November 30:

         2005.....................................................       $95,676
         2004.....................................................       $   -0-
         2003.....................................................       $   -0-

Class C Shares (paid to CGMI)

      For the fiscal years ended November 30:

         2005.....................................................      $ 67,000
         2004.....................................................      $101,000
         2003.....................................................      $ 54,000

      When the investor makes payment before the settlement date, unless otherwise noted by the investor, the payment will be held as a free credit balance in the investor's brokerage account, and CGMI and PFS may benefit from the temporary use of the funds. The Board has been advised of the benefits to
CGMI and PFS resulting from these settlement procedures and will take such benefits into consideration when reviewing the Management and Distribution
Agreements for continuance.

      Distribution Arrangements. The fund has adopted an amended shareholder services and distribution plan (the "Distribution Plan") pursuant to Rule 12b-1 under the 1940 Act with respect to its Class A, Class B and Class C shares. The only Classes of shares offered for sale through PFS are Class A shares and Class
B shares. Under the Plan, the fund pays service and distribution fees to each of
LMIS, CGMI and PFS for the services they provide and expenses they bear with respect to the distribution of Class A, Class B and Class C shares and providing services to Class A, Class B and Class C shareholders. The co-distributors will provide the fund's Board with periodic reports of amounts expended under the
Plan and the purposes for which such expenditures were made. The fund pays service fees, accrued daily and payable monthly, calculated at the annual rate of 0.25% of the value of the fund's average daily net assets attributable to the fund's Class A, Class B and Class C shares. In addition, the fund pays distribution fees with respect to the Class B and Class C shares at the annual rate of 0.75% of the fund's average daily net assets.

      Prior to December 1, 2005, the fund paid service and distribution fees directly to CGMI and PFS Distributors under separate Distribution Plans with respect to shares sold through CGMI and PFS Distributors.

                                       23

      PFS will pay for the printing, of prospectuses and periodic reports after they have been prepared, set in type and mailed to shareholders, and will also pay the cost of distributing such copies used in connection with the offering to prospective investors and will also pay for supplementary sales literature and other promotional costs. Such expenses incurred by PFS are distribution expenses within the meaning of the Distribution Plan and may be paid from amounts received by PFS from the fund under the Distribution Plan.

      Under its terms, the Distribution Plan continues in effect for one year and thereafter for successive annual periods, provided such continuance is approved annually by vote of the board of trustees, including a majority of the independent trustees who have no direct or indirect financial interest in the operation of the Distribution Plan. The Distribution Plan may not be amended to increase the amount of the service and distribution fees without shareholder approval, and all amendments of the Distribution Plan also must be approved by the trustees, including all of the independent trustees in the manner described above. The Distribution Plan may be terminated with respect to a Class at any time, without penalty, by vote of a majority of the independent trustees or, with respect to the fund, by vote of a majority of the outstanding voting securities of the fund (as defined in the 1940 Act).

Service Fees and Distribution Fees

      The following service and distribution fees were incurred pursuant to the
Distribution Plan during the fiscal years indicated:

Class A Shares

      For the fiscal years ended November 30:

         2005.....................................................    $3,775,192
         2004.....................................................    $3,096,726
         2003.....................................................    $2,065,608

Class B Shares

      For the fiscal years ended November 30:

         2005.....................................................   $ 8,559,839
         2004.....................................................   $11,017,820
         2003.....................................................   $ 9,922,030

Class C Shares

      For the fiscal years ended November 30:

         2005.....................................................    $8,963,017
         2004.....................................................    $9,858,434
         2003.....................................................    $7,550,763

      CGMI and/or PFS incurred distribution expenses for advertising, printing and mailing prospectuses, support services and overhead expenses, to Smith
Barney Financial Advisors or PFS Registered Representatives and for accruals for interest on the excess of CGMI and/or PFS expenses incurred in the distribution of the fund's shares over the sum of the distribution fees and deferred sales charge received by CGMI and/or PFS are expressed in the following table:

                                       24

                                  Financial                    Marketing And
Fiscal Year Ended                Consultant       Branch        Advertising     Printing       Total
November 30:          Class     Compensation     Expenses         Expenses      Expenses     Expenses
-----------------     -----     ------------     --------      -------------    --------     --------
2005                    A        $1,972,978     $1,797,146       $        0         $0     $ 3,770,124
                        B         3,746,136      1,273,493          632,695          0       5,652,325
                        C         2,390,255      2,137,557        1,200,854          0       5,728,666
                                 ----------     ----------       ----------         --     -----------
                                 $8,109,369     $5,208,196       $1,833,550         $0     $15,151,114
                                 ==========     ==========       ==========         ==     ===========

                          PORTFOLIO MANAGER DISCLOSURE

      The following tables set forth certain additional information with respect to the fund's portfolio manager. Unless noted otherwise, all information is provided as of November 30, 2005.

Other Accounts Managed by Portfolio Manager

      The table below identifies the portfolio manager, the number of accounts
(other than the fund) for which the fund's portfolio manager has day-to-day management responsibilities and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. No account had fees based on performance

                          Registered              Other Pooled
    Portfolio             Investment               Investment                 Other
    Manager(s)            Companies                 Vehicles                Accounts
  --------------    ---------------------     --------------------   ----------------------
    Alan Blake      16 Registered             3 Other pooled         133,901 Other accounts
                    investment companies      investment vehicles    with $15.9 billion in
                    with $1.3 billion in      with $0.4 billion      total assets under
                    total assets under        in assets under        management
                    management                management

Portfolio Manager Compensation

      CAM North America LLC, ("CAM") investment professionals receive base salary and other employee benefits and are eligible to receive incentive compensation. Base salary is fixed and typically determined based on market factors and the skill and experience of individual investment personnel.

      CAM has implemented an investment management incentive and deferred compensation plan (the "Plan") for its investment professionals, including the fund's portfolio manager(s). Each investment professional works as a part of an investment team. The Plan is designed to align the objectives of CAM investment professionals with those of fund shareholders and other CAM clients. Under the
Plan a "base incentive pool" is established for each team each year as a percentage of CAM's revenue attributable to the team (largely management and related fees generated by funds and other accounts). A team's revenues are typically expected to increase or decrease depending on the effect that the team's investment performance as well as inflows and outflows have on the level of assets in the investment products managed by the team. The "base incentive pool" of a team is reduced by base salaries paid to members of the team and employee benefits expenses attributable to the team.

      The investment team's incentive pool is then adjusted to reflect its ranking among a "peer group" of non-CAM investment managers and the team's pre-tax investment performance against the applicable product benchmark (e.g. a securities index and, with respect to a fund, the benchmark set forth in the fund's prospectus to which the fund's average annual total returns are compared or, if none, the benchmark set forth in the fund's annual report). Longer-term
(5-year) performance will be more heavily weighted than shorter-term (1-year)
performance in the calculation of the performance adjustment factor. The incentive pool for a team may also be adjusted to reflect other factors (e.g., severance pay to departing members of the team, and discretionary allocations by the

                                       25

applicable CAM chief investment officer from one investment team to another).
The incentive pool will be allocated by the applicable CAM chief investment officer to the team leader and, based on the recommendations of the team leader, to the other members of the team.

      Up to 20% of an investment professional's annual incentive compensation is subject to deferral. Of that principal deferred award amount, 50% will accrue a return based on the hypothetical returns of the investment fund or product that is the primary focus of the investment professional's business activities with the Firm, and 50% may be received in the form of Legg Mason restricted stock shares.

Potential Conflicts of Interest

      Potential conflicts of interest may arise when the fund's portfolio manager also has day-today management responsibilities with respect to one or more other funds or other accounts, as is the case for all the portfolio manager listed in the table above.

      The manager and the fund have adopted compliance policies and procedures that are designed to address various conflicts of interest that may arise for the manager and the individuals that it employs. For example, CAM seeks to minimize the effects of competing interests for the time and attention of portfolio managers by assigning portfolio managers to manage funds and accounts that share a similar investment style. CAM has also adopted trade allocation procedures that are designed to facilitate the fair allocation of limited investment opportunities among multiple funds and accounts. There is no guarantee, however, that the policies and procedures adopted by CAM and the fund will be able to detect and/or prevent every situation in which an actual or potential conflict may appear. These potential conflicts include:

      Allocation of Limited Time and Attention. A portfolio manager who is responsible for managing multiple funds and/or accounts may devote unequal time and attention to the management of those funds and/or accounts. As a result, the portfolio manager may not be able to formulate as complete a strategy or identify equally attractive investment opportunities for each of those accounts as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

      Allocation of Limited Investment Opportunities. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, the opportunity may be allocated among these several funds or accounts, which may limit the fund's ability to take full advantage of the investment opportunity.

      Pursuit of Differing Strategies. At times, a portfolio manager may determine that an investment opportunity may be appropriate for only some of the funds and/or accounts for which he or she exercises investment responsibility, or may decide that certain of the funds and/or accounts should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more funds or accounts which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other funds and/or accounts.

      Selection of Brokers/Dealers. Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934), which may result in the payment of higher brokerage fees than might have otherwise be available. These services may be more beneficial to certain funds or accounts than to others.
Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager's decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages.

                                       26

      Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to the portfolio manager differ among the funds and/or accounts that he or she manages. If the structure of the investment adviser's management fee and/or the portfolio manager's compensation differs among funds and/or accounts (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain funds and/or accounts over others. The portfolio manager might be motivated to favor funds and/or accounts in which he or she has an interest or in which the investment advisor and/or its affiliates have interests. Similarly, the desire to maintain assets under management or to enhance the portfolio manager's performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager in affording preferential treatment to those funds and/or accounts that could most significantly benefit the portfolio manager.

      Related Business Opportunities. The manager or its affiliates may provide more services (such as distribution or recordkeeping) for some types of funds or accounts than for others. In such cases, a portfolio manager may benefit, either directly or indirectly, by devoting disproportionate attention to the management of fund and/or accounts that provide greater overall returns to the investment manager and its affiliates.

                                                Dollar Range of
         Portfolio Manager(s)               Ownership of Securities
         --------------------               -----------------------
              Alan Blake                      $100,001--$500,000

                             PORTFOLIO TRANSACTIONS

      The manager arranges for the purchase and sale of the fund's securities and selects brokers and dealers (including CGMI), which in its best judgment provide prompt and reliable execution at favorable prices and reasonable commission rates. The manager may select brokers and dealers that provide it with research services and may cause the fund to pay such brokers and dealers commissions which exceed those other brokers and dealers may have charged, if it views the commissions as reasonable in relation to the value of the brokerage and/ or research services. In selecting a broker for a transaction, the primary consideration is prompt and effective execution of orders at the most favorable prices. Subject to that primary consideration, dealers may be selected for research, statistical or other services to enable the manager to supplement its own research and analysis.

      Decisions to buy and sell securities for the fund are made by the manager, subject to the overall supervision and review of the trust's Board. Portfolio securities transactions for the fund are effected by or under the supervision of the manager. Transactions on stock exchanges involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market, but the price of those securities includes an undisclosed commission or mark-up. Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere.
The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

        In executing portfolio transactions and selecting brokers or dealers, it is the fund's policy to seek the best overall terms available. The manager, in seeking the most favorable price and execution, considers all factors it deems relevant, including, for example, the price, the size of the transaction, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. The manager receives research, statistical and quotation services from several broker-dealers with which it places the fund's portfolio transactions. It is possible that certain of the services received primarily will benefit one or more other accounts for which the manager exercises investment discretion.

        Conversely, the fund may be the primary beneficiary of services received as a result of portfolio transactions effected for other accounts. The manager's fee under the Management Agreement is not reduced by reason of its receiving such brokerage and research services. The Board, in its discretion, may authorize the manager to cause the fund to pay a broker that provides brokerage and research services to the manager a commission in excess of

                                       27

that which another qualified broker would have charged for effecting the same transaction. CGMI will not participate in commissions from brokerage given by the fund to other brokers or dealers and will not receive any reciprocal brokerage business resulting therefrom. For the fiscal year ended November 30,
2005, the fund directed brokerage transactions totaling $372,051,212 to brokers because of research services provided. The amount of brokerage commissions paid on all brokerage transactions totaled $659,208.

      The fund has paid the following in brokerage commissions for portfolio transactions:

                                                                                        % of Total Dollar
                                                                                      Amount of Transactions
                                          Commissions Paid   % of Total Brokerage     Involving Commissions
Fiscal Year Ending    Total Brokerage        to CGMI and     Commissions Paid to        Paid to CGMI and
   November 30          Commissions          Affiliates      CGMI and Affiliates            Affiliates
------------------    ---------------     ----------------   --------------------     ----------------------
         2005           $2,986,654             $40,000             1.34%                      1.50%
         2004           $1,150,035             $67,400             5.86%                      9.39%
         2003           $1,703,357             $46,815             2.75%                      3.43%

      Even though investment decisions for the fund are made independently from those of the other accounts managed by the manager, investments of the kind made by the fund also may be made by those other accounts. When the fund and one or more accounts managed by the manager are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the manager to be equitable. In some cases, this procedure may adversely affect the price paid or received by the fund or the size of the position obtained for or disposed of by the fund.

      Effective December 1, 2005, CGMI is no longer an affiliated person of the fund under the 1940 Act. As a result, the fund is permitted to execute portfolio transactions with CGMI or an affiliate of CGMI as agent (but not as principal).
Similarly, the fund is permitted to purchase securities in underwritings in which CGMI or an affiliate of CGMI is a member without the restrictions imposed by certain rules of the SEC. The manager's use of CGMI or affiliates of CGMI as agent in portfolio transactions with the fund will be governed by the fund's policy of seeking the best overall terms available.

      Holdings of the securities of the fund's regular brokers/dealers or of their parents that derive more than 15% of gross revenues from securities related activities as of November 30, 2005:

                                                                   Value of
                                          Type of               any Securities
                                       Security Owned            Owned at end
Name of Regular Broker                     D=debt              of current period
or Dealer or Parent (Issuer)              E=equity              (000s omitted)
----------------------------           --------------          -----------------
Merrill Lynch & Co., Inc.                     E                     245,754
Morgan Stanley                                E                     168,090

      Portfolio securities transactions on behalf of the fund are placed by the manager with a number of brokers and dealers, including CGMI. CGMI has advised the fund that in transactions with the fund, CGMI charges a commission rate at least as favorable as the rate that CGMI charges its comparable unaffiliated customers in similar transactions.

                               PORTFOLIO TURNOVER

      The fund's portfolio turnover rate (the lesser of purchases or sales of portfolio securities during the year, excluding purchases or sales of short-term securities, divided by the monthly average value of portfolio securities) is generally not expected to exceed 100%. The rate of turnover will not be a limiting factor, however, when the fund deems it desirable to sell or purchase securities. For the fiscal years ended November 30, the portfolio turnover rates were as follows:

         2005 .........................................................      12%
         2004 .........................................................       5%

                                       28

                               PURCHASE OF SHARES

General

      Investors may purchase shares from a Service Agent. In addition, certain investors, including qualified retirement plans purchasing through certain
Service Agents, may purchase shares directly from the fund. When purchasing shares of the fund, investors must specify whether the purchase is for Class A,
Class B, Class C or Class Y shares. Service Agents may charge their customers an annual account maintenance fee in connection with a brokerage account through which an investor purchases or holds shares. Accounts held directly at a transfer agent are not subject to a maintenance fee.

      Investors in Class A, Class B and Class C shares may open an account in the fund by making an initial investment of at least $1,000 for each account, or
$250 for an IRA or a Self-Employed Retirement Plan, in the fund. Investors in
Class Y shares may open an account by making an initial investment of
$15,000,000. Subsequent investments of at least $50 may be made for all Classes.
For participants in retirement plans qualified under Section 403(b)(7) or
Section 401(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the minimum initial investment required for Class A, Class B and Class C shares and the subsequent investment requirement for all Classes in the fund is $25.
For shareholders purchasing shares of the fund through the Systematic Investment
Plan on a monthly basis, the minimum initial investment requirement for Class A,
Class B and Class C shares and subsequent investment requirement for all Classes is $25. For shareholders purchasing shares of the fund through the Systematic
Investment Plan on a quarterly basis, the minimum initial investment required for Class A, Class B and Class C shares and the subsequent investment requirement for all Classes is $50. There are no minimum investment requirements for Class A shares for employees of Citigroup and its subsidiaries, including
CGMI, unitholders who invest distributions from a UIT sponsored by CGMI, and directors/trustees of any of the Smith Barney mutual funds, and their spouses and children. The fund reserves the right to waive or change minimums, to decline any order to purchase its shares and to suspend the offering of shares from time to time. The transfer agent will hold shares purchased in the shareholder's account. Share certificates are no longer issued.

      Purchase orders received by the fund or a Service Agent prior to the close of regular trading on The New York Stock Exchange ("NYSE"), on any day the fund calculates its net asset value, are priced according to the net asset value determined on that day (the "trade date"). Orders received by a Service Agent prior to the close of regular trading on the NYSE on any day the fund calculates its net asset value are priced according to the net asset value determined on that day, provided the order is received by the fund or the fund's agent prior to its close of business. For shares purchased through CGMI or a Service Agent purchasing through CGMI, payment for shares of the fund is due on the third business day after the trade date. In all other cases, payment must be made with the purchase order.

      Systematic Investment Plan. Shareholders may make additions to their accounts at any time by purchasing shares through a service known as the
Systematic Investment Plan. Under the Systematic Investment Plan, CGMI or a
sub-transfer agent is authorized through preauthorized transfers of at least $25 on a monthly basis or at least $50 on a quarterly basis to charge the shareholder's account held with a bank or other financial institution on a monthly or quarterly basis as indicated by the shareholder, to provide for systematic additions to the shareholder's fund account. CGMI or the transfer agent will charge a shareholder who has insufficient funds to complete the transfer a fee of up to $25. The Systematic Investment Plan also authorizes CGMI to apply cash held in the shareholder's CGMI brokerage account or redeem the shareholder's shares of a Smith Barney money market fund to make additions to the account. Additional information is available from the fund or a Service
Agent.

                                       29

Sales Charge Alternatives

      The following Classes of shares are available for purchase. See the prospectus for a discussion of factors to consider in selecting which Class of shares to purchase.

      Class A Shares. Class A shares are sold to investors at the public offering price, which is the net asset value plus an initial sales charge as follows:

                                                       Sales Charge
                           ---------------------------------------------------------------------
                                                                         Dealers' Reallowance as
 Amount of Investment      % of Offering Price    % of Amount Invested     % of Offering Price
 --------------------      -------------------    --------------------   -----------------------
 Less than $25,000                 5.00                  5.26                       4.50
 $ 25,000 - 49,999                 4.25                  4.44                       3.83
 50,000 - 99,999                   3.75                  3.90                       3.38
 100,000 - 249,999                 3.25                  3.36                       2.93
 250,000 - 499,999                 2.75                  2.83                       2.48
 500,000 - 999,000                 2.00                  2.04                       1.80
 1,000,000 or more                    0                     0                    Up to 1.00*

----------
*     A distributor may pay up to 1.00% to a Service Agent for purchase amounts of $1 million or more and for purchases by certain retirement plans with an omnibus relationship with a fund. In such cases, starting in the thirteenth month after purchase, the Service Agent will also receive the annual distribution and service fee of up to 0.25% of the average daily net assets represented by the Class A shares held by its clients. Prior to the thirteenth month, the distributor will retain the distribution and service fee. Where the Service Agent does not receive this commission, the
      Service Agent will instead receive the annual distribution and service fee starting immediately after purchase. In certain cases, the Service Agent may receive the commission and the annual distribution and service fee starting immediately after purchase. Please contact your Service Agent for more information.

      Purchases of Class A shares of $1,000,000 or more will be made at net asset value without any initial sales charge, but will be subject to a deferred sales charge of 1.00% on redemptions made within 12 months of purchase. The deferred sales charge on Class A shares is payable to CGMI, which compensates
Smith Barney Financial Advisors or Service Agents whose clients make purchases of $1,000,000 or more. The deferred sales charge is waived in the same circumstances in which the deferred sales charge applicable to Class B and Class
C shares is waived. See "Deferred Sales Charge Provisions" and "Waivers of
Deferred Sales Charge."

      Members of the selling group may receive up to 90% of the sales charge and may be deemed to be underwriters of the fund as defined in the 1933 Act. The reduced sales charges shown above apply to the aggregate of purchases of Class A shares of the fund made at one time by "any person," which includes an individual and his or her spouse and children under the age of 21, or a trustee or other fiduciary of a single trust estate or single fiduciary account.

      Class A load-waived shares will be available to retirement plans where such plan's record keeper offers only load-waived shares and where the shares are held on the books of the fund through an omnibus account.

      Class B Shares. Class B shares are sold without an initial sales charge but are subject to a deferred sales charge payable upon certain redemptions. See
"Deferred Sales Charge Provisions."

      Class C Shares. Class C shares are sold without an initial sales charge but are subject to a deferred sales charge payable upon certain redemptions. See
"Deferred Sales Charge Provisions."

      Class Y Shares. Class Y shares are sold without an initial sales charge or deferred sales charge and are available only to investors investing a minimum of
$15,000,000 (except there is no minimum purchase amount for purchases by Smith
Barney Allocation Series Inc.; qualified and non-qualified retirement plans with
$75,000,000 in plan assets for which CitiStreet LLC acts as the plan's recordkeeper; or 401(k) plans of Citigroup and its affiliates).

      PFS Accounts. The fund offers two Classes of shares to investors purchasing shares through PFS Investments: Class A shares and Class B shares.

                                       30

      Initial purchases of shares of the fund must be made through a PFS
Registered Representative by completing the appropriate application. The completed application should be forwarded to PFPC Inc. c/o Primerica Shareholder
Services, P.O. Box 9662, Providence, Rhode Island 02940-9662. Checks drawn on foreign banks must be payable in U.S. dollars and have the routing number of the
U.S. bank encoded on the check. Subsequent investments must be sent directly to
PFPC. In processing applications and investments, PFPC acts as agent for the investor and for PFS and also as agent for the distributor, in accordance with the terms of the prospectus. If the transfer agent ceases to act as such, a successor company named by the fund will act in the same capacity so long as the account remains open. Primerica Shareholder Services will hold shares purchased in the shareholder's account.

      Investors in Class A and Class B shares may open an account by making an initial investment of at least $1,000 for each account in each Class (except for
Systematic Investment Plan accounts), or $250 for an IRA or a Self-Employed
Retirement Plan in the fund. Subsequent investments of at least $50 may be made for each Class. For participants in retirement plans qualified under Section
403(b)(7) or Section 401(a) of the Internal Revenue Code of 1986, as amended
(the "Code"), the minimum initial investment requirement for Class A and Class B shares and the subsequent investment requirement for each Class in the fund is
$25. There are no minimum investment requirements in Class A shares for employees of Citigroup and its subsidiaries, including CGMI, directors or trustees of any of the Smith Barney mutual funds, and their spouses and children. The fund reserves the right to waive or change minimums, to decline any order to purchase its shares and to suspend the offering of shares from time to time. Purchase orders received by the transfer agent or PSS prior to the close of regular trading on the NYSE on any day the fund calculates its net asset value, are priced according to the net asset value determined on that day.

      Initial purchases of fund shares may be made by wire. The minimum investment that can be made by wire is $10,000. Before sending the wire, the PFS
Registered Representative must contact PFS at (800) 665-8677 to obtain proper wire instructions. Once an account is open, a shareholder may make additional investments by wire. The shareholder should contact Primerica Shareholder
Services at (800) 544-5445 to obtain proper wire instructions.

      Shareholders who establish telephone transaction authority on their account and supply bank account information will be able to make additions to their accounts at any time. Shareholders should contact Primerica Shareholder
Services at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. any day that the NYSE is open. If a shareholder does not wish to allow telephone subsequent investments by any person in his account, he should decline the telephone transaction option on the account application. The minimum telephone subsequent investment is $250 and can be up to a maximum of $10,000. By requesting a subsequent purchase by telephone, you authorize Primerica Shareholder Services to transfer funds from the bank account provided for the amount of the purchase.
Subsequent investments by telephone may not be available if the shareholder cannot reach Primerica Shareholder Services whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the fund's regular subsequent investment procedure described above.

      An account transcript is available at a shareholder's request, which identifies every financial transaction in an account since it has opened.
Additional copies of tax forms are available at the shareholder's request.

      Additional information regarding Primerica Shareholder Services may be obtained by contacting the Client Services Department at (800) 544-5445.

Sales Charge Waivers and Reductions

      Initial Sales Charge Waivers. Purchases of Class A shares may be made at net asset value without a sales charge in the following circumstances: (a) sales to (i) Board members and employees of Legg Mason, Inc. and its subsidiaries, as well as any funds (including the Smith Barney funds) affiliated with CAM, as well as by retired Board Members and employees, the immediate families of such persons (i.e., such person's spouse (including the surviving spouse of a deceased Board Member) and children under the age of 21) or by a pension, profit-sharing or other benefit plan for the benefit of such persons and (ii)
any full time employee or registered representative of a fund's distributor or of a member of the National Association of Securities Dealers, Inc. having dealer, service or

                                       31

other selling agreements with a fund's distributor, and by the immediate families of such persons or by a pension, profit-sharing or other benefit plan for the benefit of such persons (providing such sales are made upon the assurance of the purchaser that the purchase is made for investment purposes and that the securities will not be resold except through redemption or repurchase).
Sales to employees of Citigroup and its subsidiaries will no longer qualify for a Class A sales charge waiver unless such purchaser otherwise qualifies for a waiver under either item (ii) above or pursuant to another applicable full or partial sales charge waiver as otherwise described in the fund's prospectus or statement of additional information; (b) offers of Class A shares to any other investment company to effect the combination of such company with the fund by merger, acquisition of assets or otherwise; (c) purchases of Class A shares by any client of a newly employed Smith Barney Financial Advisor (for a period up to 90 days from the commencement of the Smith Barney Financial Advisor's employment with CGMI), on the condition the purchase of Class A shares is made with the proceeds of the redemption of shares of a mutual fund which (i) was sponsored by the Smith Barney Financial Advisor's prior employer, (ii) was sold to the client by the Smith Barney Financial Advisor and (iii) was subject to a sales charge; (d) purchases by shareholders who have redeemed Class A shares in the fund (or Class A shares of another Smith Barney mutual fund that is offered with a sales charge) and who wish to reinvest their redemption proceeds in the fund, provided the reinvestment is made within 60 calendar days of the redemption; (e) purchases by accounts managed by registered investment advisory subsidiaries of Citigroup; (f) direct rollovers by plan participants of distributions from a 401(k) plan offered to employees of Citigroup or its subsidiaries or a 401(k) plan enrolled in the Smith Barney 401(k) Program (Note:
subsequent investments will be subject to the applicable sales charge); (g)
purchases by a separate account used to fund certain unregistered variable annuity contracts; (h) investments of distributions from or proceeds from a sale of a UIT sponsored by CGMI; (i) purchases by investors participating in "wrap fee" or asset allocation programs or other fee-based arrangements sponsored by broker-dealers and other financial institutions that have entered into agreements with CGMI; (j) separate accounts used to fund certain Section 403(b)
or 401(a) or (k) accounts; (k) Intergraph Corporate Stock Bonus Plan participants reinvesting distribution proceeds from the sale of the Smith Barney
Appreciation Fund and (l) purchases by executive deferred compensation plans participating in the CGMI ExecChoice Program. In order to obtain such discounts, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase would qualify for the elimination of the sales charge.

      Class A load-waived shares will be available to retirement plans where such plan's record keeper offers only load-waived shares and where the shares are held on the books of the fund through an omnibus account.

      The fund has imposed certain share class eligibility requirements in connection with purchases by retirement plans, including but not limited to executive deferred compensation programs, group retirement plans and certain employee benefit plans, including employer-sponsored tax-qualified 401(k) plans and other defined contribution plans. Plans with a minimum of 100 participants or with assets in excess of $1 million are eligible to purchase the fund's Class
A load-waived shares. Each share class has varying service and distribution related fees as described elsewhere in this SAI.

      Plan sponsors, plan fiduciaries and other financial intermediaries may, however, choose to impose qualification requirements for plans that differ from the fund's share class eligibility standards. In certain cases this could result in the selection of a share class with higher service and distribution related fees than would otherwise have been charged. The fund is not responsible for, and has no control over, the decision of any plan sponsor, plan fiduciary or financial intermediary to impose such differing requirements. Please consult with your plan sponsor, plan fiduciary or financial intermediary for more information about available share classes.

      Accumulation Privilege--lets you combine the current value of Class A shares of the fund with all other shares of Smith Barney funds and Smith Barney shares of SB funds that are owned by:

      o     you; or
      o     your spouse and children under the age of 21; and

that are offered with a sales charge, with the dollar amount of your next purchase of Class A shares for purposes of calculating the initial sales charge.

                                       32

      Shares of Smith Barney money market funds (other than money market fund shares acquired by exchange from other Smith Barney funds offered with a sales charge and shares of those money market fund shares noted below) and Smith
Barney S&P 500 Index Fund may not be combined. However, shares of Smith Barney
Exchange Reserve Fund and Class C shares of SB Adjustable Rate Income Fund
(Smith Barney shares), Smith Barney Inflation Management Fund, Smith Barney
Intermediate Maturity California Municipals Fund, Smith Barney Intermediate
Maturity New York Municipals Fund, Smith Barney Limited Term Portfolio, Smith
Barney Money Funds, Inc.-Cash and Government Portfolios, Smith Barney Short
Duration Municipal Income Fund, and Smith Barney Short-Term Investment Grade
Bond Fund are not offered with a sales charge, but may be combined.

      If your current purchase order will be placed through a Smith Barney
Financial Advisor, you may also combine eligible shares held in accounts with a different Service Agent. If you hold shares of Smith Barney funds or Smith
Barney shares of SB funds in accounts at two or more different Service Agents, please contact your Service Agents to determine which shares may be combined.

      Certain trustees and fiduciaries may be entitled to combine accounts in determining their sales charge.

      Letter of Intent--helps you take advantage of breakpoints in Class A sales charges. You may purchase Class A shares of Smith Barney funds and Smith Barney shares of SB funds over a 13-month period and pay the same sales charge, if any, as if all shares had been purchased at once. You have a choice of six Asset
Level Goal amounts, as follows:

                    (1) $25,000                (4) $250,000
                    (2) $50,000                (5) $500,000
                    (3) $100,000               (6) $1,000,000

      Each time you make a Class A purchase under a Letter of Intent, you will be entitled to the sales charge that is applicable to the amount of your Asset
Level Goal. For example, if your Asset Level Goal is $100,000, any Class A investments you make under a Letter of Intent would be subject to the sales charge of the specific fund you are investing in for purchases of $100,000.
Sales charges and breakpoints vary among the Smith Barney and SB funds.

      When you enter into a Letter of Intent, you agree to purchase in Eligible
Accounts over a thirteen (13) month period Eligible Fund Purchases in an amount equal to the Asset Level Goal you have selected, less any Eligible Prior
Purchases. For this purpose, shares are valued at the public offering price
(including any sales charge paid) calculated as of the date of purchase, plus any appreciation in the value of the shares as of the date of calculation, except for Eligible Prior Purchases, which are valued at current value as of the date of calculation. Your commitment will be met if at any time during the
13-month period the value, as so determined, of eligible holdings is at least equal to your Asset Level Goal. All reinvested dividends and distributions on shares acquired under the Letter will be credited towards your Asset Level Goal.
You may include any Eligible Fund Purchases towards the Letter, including shares of classes other than Class A shares. However, a Letter of Intent will not entitle you to a reduction in the sales charge payable on any shares other than
Class A shares, and if the shares are subject to a deferred sales charge, you will still be subject to that deferred sales charge with respect to those shares. You must make reference to the Letter of Intent each time you make a purchase under the Letter.

      Eligible Fund Purchases. Generally, any shares of a Smith Barney fund or
Smith Barney shares of an SB fund that are subject to a sales charge may be credited towards your Asset Level Goal. Shares of Smith Barney money market funds (except for money market fund shares acquired by exchange from other Smith
Barney funds offered with a sales charge) and Smith Barney S&P 500 Index Fund are not eligible. However, as of the date of this Supplement, the following funds and share classes are also eligible, although not offered with a sales charge:

        Shares of Smith Barney Exchange Reserve Fund

        Class C shares of SB Adjustable Rate Income Fund (Smith Barney shares)
        Class C shares of Smith Barney Inflation Management Fund
        Class C shares of Smith Barney Intermediate Maturity California
          Municipals Fund

                                       33

        Class C shares of Smith Barney Intermediate Maturity New York Municipals
          Fund
        Class C shares of Smith Barney Limited Term Portfolio
        Class C shares of Smith Barney Money Funds, Inc.--Cash and Government
          Portfolios
        Class C shares of Smith Barney Short Duration Municipal Income Fund
        Class C shares of Smith Barney Short-Term Investment Grade Bond Fund

      This list may change from time to time. Investors should check with their financial professional to see which funds may be eligible.

      Eligible Accounts. Purchases may be made through any account in your name, or in the name of your spouse or your children under the age of 21. If any of the assets to be credited towards your Goal are held in an account other than in your name, you may be required to provide documentation with respect to these accounts. If you are purchasing through a Smith Barney Financial Advisor, or directly through PFPC, accounts held with other financial professionals are generally eligible, but you will be required to provide certain documentation, such as account statements, in order to include these assets. If you are purchasing through a financial professional other than a Smith Barney Financial
Advisor, you should check with that financial professional to see which accounts may be combined.

      Eligible Prior Purchases. You may also credit towards your Asset Level
Goal any Eligible Fund Purchases made in Eligible Accounts at any time prior to entering into the Letter of Intent that have not been sold or redeemed, based on the current price of those shares as of the date of calculation.

      Backdating Letter. You may establish a date for a Letter of Intent that is up to ninety (90) calendar days prior to the date you enter into the Letter. Any
Eligible Fund Purchases in Eligible Accounts made during that period will count towards your Goal and will also be eligible for the lower sales charge applicable to your Asset Level Goal. You will be credited by way of additional shares at the current offering price for the difference between (a) the aggregate sales charges actually paid for those eligible shares and (b) the aggregate applicable sales charges for your Asset Level Goal.

      Increasing the Amount of the Letter. You may at any time increase your
Asset Level Goal. You must however contact your financial professional, or if you purchase your shares directly through PFPC, contact PFPC, prior to making any purchases in an amount in excess of your current Asset Level Goal. Upon such an increase, you will be credited by way of additional shares at the then current offering price for the difference between:(a) the aggregate sales charges actually paid for shares already purchased under the Letter and (b) the aggregate applicable sales charges for the increased Asset Level Goal. The
13-month period during which the Asset Level Goal must be achieved will remain unchanged.

      Sales and Exchanges. Shares acquired pursuant to a Letter of Intent, other than Escrowed Shares as defined below, may be redeemed or exchanged at any time, although any shares that are redeemed prior to meeting your Asset Level Goal will no longer count towards meeting your Goal. However, complete liquidation of purchases made under a Letter of Intent prior to meeting the Asset Level Goal will result in the cancellation of the Letter. See "Failure to Meet Asset Level
Goal" below. Exchanges in accordance with a fund's prospectus are permitted, and shares so exchanged will continue to count towards your Asset Level Goal, as long as the exchange results in an Eligible Fund Purchase.

      Cancellation of Letter. You may cancel a Letter of Intent by notifying your financial professional in writing, or if you purchase your shares directly through PFPC, by notifying PFPC in writing. The Letter will be automatically cancelled if all shares are sold or redeemed as set forth above. See "Failure to
Meet Asset Level Goal" below.

      Escrowed Shares. Shares equal in value to five percent (5%) of your Asset
Level Goal as of the date of your Letter (or the date of any increase in the amount of the Letter) is accepted, will be held in escrow during the term of your Letter. The Escrowed Shares will be included in the total shares owned as reflected in your account statement and any dividends and capital gains distributions applicable to the Escrowed Shares will be credited to your

                                       34

account and counted towards your Asset Level Goal or paid in cash upon request.
The Escrowed Shares will be released from escrow if all the terms of your Letter are met.

      Failure to Meet Asset Level Goal. If the total assets under your Letter of
Intent within its 13-month term are less than your Asset Level Goal or you elect to liquidate all of your holdings or cancel the Letter before reaching your
Asset Level Goal, you will be liable for the difference between: (a) the sales charge actually paid and; (b) the sales charge that would have applied if you had not entered into the Letter. You may, however, be entitled to any breakpoints that would have been available to you under the accumulation privilege. An appropriate number of shares in your account will be redeemed to realize the amount due. For these purposes, by entering into a Letter of Intent, you irrevocably appoint your Smith Barney Financial Advisor, or if you purchase your shares directly through PFPC, PFPC, as your attorney-in-fact for the purposes of holding the Escrowed Shares and surrendering shares in your account for redemption. If there are insufficient assets in your account, you will be liable for the difference. Any Escrowed Shares remaining after such redemption will be released to your account.

      Letter of Intent-Class Y Shares. A Letter of Intent may also be used as a way for investors to meet the minimum investment requirement for Class Y shares
(except purchases of Class Y shares by Smith Barney Allocation Series Inc., for which there is no minimum purchase amount). Such investors must make an initial minimum purchase of $5,000,000 in Class Y shares of the fund and agree to purchase a total of $15,000,000 of Class Y shares of the fund within 13 months from the date of the Letter. If a total investment of $15,000,000 is not made within the 13-month period, all Class Y shares purchased to date will be transferred to Class A shares, where they will be subject to all fees (including a service fee of 0.25%) and expenses applicable to the fund's Class A shares, which may include a deferred sales charge of 1.00%. Please contact a Service
Agent or the transfer agent for further information.

Deferred Sales Charge Provisions

      "Deferred sales charge shares" are: (a) Class B shares; (b) Class C shares; and (c) Class A shares that were purchased without an initial sales charge but are subject to a deferred sales charge. A deferred sales charge may be imposed on certain redemptions of these shares.

      Any applicable deferred sales charge will be assessed on an amount equal to the lesser of the original cost of the shares being redeemed or their net asset value at the times charged to the extent that the value of such shares represents: (a) capital appreciation of fund assets; (b) reinvestment of dividends or capital gain distributions; (c) with respect to Class B shares, shares redeemed more than five years after their purchase; or (d) with respect to Class C shares and Class A shares that are deferred sales charge shares, shares redeemed more than 12 months after their purchase.

      Class C shares and Class A shares that are deferred sales charge shares are subject to a 1.00% deferred sales charge if redeemed within 12 months of purchase. In circumstances in which the deferred sales charge is imposed on
Class B shares, the amount of the charge will depend on the number of years since the shareholder made the purchase payment from which the amount is being redeemed. Solely for purposes of determining the number of years since a purchase payment, all purchase payments made during a month will be aggregated and deemed to have been made on the last day of the preceding CGMI statement month. The following table sets forth the rates of the charge for redemptions of
Class B shares by shareholders.

      Year Since Purchase Payment Was Made                 Deferred Sales Charge
      ------------------------------------                 ---------------------

      First ...........................................           5.00%
      Second ..........................................           4.00
      Third ...........................................           3.00
      Fourth ..........................................           2.00
      Fifth ...........................................           1.00
      Sixth and thereafter ............................           0.00

                                       35

      Class B shares will convert automatically to Class A shares eight years after the date on which they were purchased and thereafter will no longer be subject to any distribution fees. There will also be converted at that time such proportion of Class B Dividend Shares owned by the shareholders as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares (other than Class B Dividend Shares) owned by the shareholder.

      In determining the applicability of any deferred sales charge, it will be assumed that a redemption is made first of shares representing capital appreciation, next of shares representing the reinvestment of dividends and capital gain distributions and finally of other shares held by the shareholder for the longest period of time. The length of time that deferred sales charge shares acquired through an exchange have been held will be calculated from the date that the shares exchanged were initially acquired in one of the other Smith
Barney mutual funds, and fund shares being redeemed will be considered to represent, as applicable, capital appreciation or dividend and capital gain distribution reinvestments in such other funds. For federal income tax purposes, the amount of the deferred sales charge will reduce the gain or increase the loss, as the case may be, on the amount realized on redemption. The amount of any deferred sales charge will be retained by LMIS, except with respect to Class
B shares sold by PFS Registered Representatives for which the deferred sales charge will be retained by PFS.

      To provide an example, assume an investor purchased 100 Class B shares of the fund at $10 per share for a cost of $1,000. Subsequently, the investor acquired 5 additional shares of the fund through dividend reinvestment. During the fifteenth month after the purchase, the investor decided to redeem $500 of his or her investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of the investor's shares would be $1,260 (105 shares at $12 per share). The deferred sales charge would not be applied to the amount, which represents appreciation ($200) and the value of the reinvested dividend shares ($60). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4.00% (the applicable rate for Class B shares) for a total deferred sales charge of $9.60.

Waivers of Deferred Sales Charge

      The deferred sales charge will be waived on: (a) exchanges (see "Exchange
Privilege"); (b) automatic cash withdrawals in amounts equal to or less than
1.00% per month of the value of the shareholder's shares at the time the withdrawal plan commences (see "Automatic Cash Withdrawal Plan"); (c)
redemptions of shares within 12 months following the death or disability of the shareholder; (d) redemptions of shares made in connection with qualified distributions from retirement plans or IRAs upon the attainment of age 70 1/2.
In addition, shareholders who purchase shares subject to a deferred sales charge prior to May 23, 2005 will be "grandfathered" and will be eligible to obtain the waiver at age 59 1/2 by demonstrating such eligibility at the time of redemption; (e) involuntary redemptions; and (f) redemptions of shares to effect a combination of the fund with any investment company by merger, acquisition of assets or otherwise. In addition, a shareholder who has redeemed shares from other Smith Barney mutual funds may, under certain circumstances, reinvest all or part of the redemption proceeds within 60 days and receive pro rata credit for any deferred sales charge imposed on the prior redemption.

      Deferred sales charge waivers will be granted subject to confirmation (by
CGMI in the case of shareholders who are also CGMI clients or by the transfer agent in the case of all other shareholders) of the shareholder's status or holdings, as the case may be.

Smith Barney Funds Retirement Program

      The fund offers Class A and Class C shares, at net asset value, to participating plans for which Paychex, Inc. acts as the plan's recordkeeper.
Participating plans can meet minimum investment and exchange amounts, if any, by combining the plan's investments in any of the Smith Barney mutual funds.

                                       36

      There are no sales charges when you buy or sell shares and the class of shares you may purchase depends on the amount of your initial investment and/or the date your account is opened. Once a class of shares is chosen, all additional purchases must be of the same class.

      The class of shares you may purchase depends on the amount of your initial investment:

      Class A Shares. Class A shares may be purchased by plans investing at least $3 million.

      Class C Shares. Class C shares may be purchased by plans investing less than $3 million. Class C shares are eligible to exchange into Class A shares not later than 8 years after the plan joined the program. They are eligible for exchange in the following circumstances:

      If, at the end of the fifth year after the date the participating plan enrolled in the Smith Barney Funds Retirement Program, a participating plan's total Class C holdings in all non-money market Smith Barney mutual funds equal at least $3,000,000, the participating plan will be offered the opportunity to exchange all of its Class C shares for Class A shares of the fund. Such participating plans will be notified of the pending exchange in writing within
30 days after the fifth anniversary of the enrollment date and, unless the exchange offer has been rejected in writing, the exchange will occur on or about the 90th day after the fifth anniversary date. If the participating plan does not qualify for the five-year exchange to Class A shares, a review of the participating plan's holdings will be performed each quarter until either the participating plan qualifies or the end of the eighth year.

      Any participating plan that has not previously qualified for an exchange into Class A shares will be offered the opportunity to exchange all of its Class
C shares for Class A shares of the same fund regardless of asset size, at the end of the eighth year after the date the participating plan enrolled in the
Smith Barney Funds Retirement Program. Such plans will be notified of the pending exchange in writing approximately 60 days before the eighth anniversary of the enrollment date and, unless the exchange has been rejected in writing, the exchange will occur on or about the eighth anniversary date. Once an exchange has occurred, a participating plan will not be eligible to acquire additional Class C shares, but instead may acquire Class A shares of the same fund. Any Class C shares not converted will continue to be subject to the distribution fee.

      For further information regarding this program, contact your Service Agent or the transfer agent. Participating plans that enrolled in the Smith Barney
Funds Retirement Program prior to June 2, 2003 should contact the transfer agent for information regarding the Class B or Class C exchange privileges applicable to their plan.

                              REDEMPTION OF SHARES

      The right of redemption of shares of the fund may be suspended or the date of payment postponed (a) for any periods during which the NYSE is closed (other than for customary weekend and holiday closings), (b) when trading in the markets the fund normally utilizes is restricted, or an emergency exists, as determined by the SEC, so that disposal of the fund's investments or determination of its net asset value is not reasonably practicable or (c) for any other periods as the SEC by order may permit for the protection of the fund's shareholders.

      If the shares to be redeemed were issued in certificate form, the certificates must be endorsed for transfer (or be accompanied by an endorsed stock power) and must be submitted to the transfer agent together with the redemption request. Any signature appearing on a share certificate, stock power or written redemption request in excess of $50,000 must be guaranteed by an eligible guarantor institution such as a domestic bank, savings and loan institution, domestic credit union, member bank of the Federal Reserve System or member firm of a national securities exchange. Written redemption requests of
$50,000 or less do not require a signature guarantee unless more than one such redemption request is made in any 10-day period or the redemption proceeds are to be sent to an address other than the address of record. Unless otherwise directed, redemption proceeds will be mailed to an investor's address of record.
The transfer agent may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees or guardians. A redemption request will not be deemed properly received until the transfer agent receives all required documents in proper form.

                                       37

        If a shareholder holds shares in more than one Class, any request for redemption must specify the Class being redeemed. In the event of a failure to specify which Class, or if the investor owns fewer shares of the Class than specified, the redemption request will be delayed until the transfer agent receives further instructions from CGMI, or if the shareholder's account is not with CGMI, from the shareholder directly. The redemption proceeds will be remitted on or before the third business day following receipt of proper tender, except on any days on which the NYSE is closed or as permitted under the 1940
Act, in extraordinary circumstances. Generally, if the redemption proceeds are remitted to a CGMI brokerage account, these funds will not be invested for the shareholder's benefit without specific instruction. Redemption proceeds for shares purchased by check, other than a certified or official bank check, will be remitted upon clearance of the check, which may take up to ten days. Each
Service Agent has agreed to transmit to its customers who are fund shareholders appropriate prior written disclosure of any fees that it may charge them directly. Each Service Agent is responsible for transmitting promptly orders for its customers.

      The fund no longer issues share certificates. Outstanding share certificates will continue to be honored. If you hold share certificates, it will take longer to exchange or redeem shares.

Distribution in Kind

      If the Board determines that it would be detrimental to the best interests of the remaining shareholders to make a redemption payment wholly in cash, the fund may pay, in accordance with SEC rules, any portion of a redemption in excess of the lesser of $250,000 or 1.00% of the fund's net assets by a distribution in kind of portfolio securities in lieu of cash. Securities issued as a distribution in kind may incur brokerage commissions when shareholders subsequently sell those securities.

PFS Accounts

      Shareholders may redeem for cash some or all of their shares of the fund at any time by sending a written request in proper form directly to PFPC Inc.
c/o Primerica Shareholder Services, at P.O. Box 9662, Providence, Rhode Island
02940-9662. If you should have any questions concerning how to redeem your account after reviewing the information below, please contact Primerica
Shareholder Services at (800) 544-5445, Spanish-speaking representatives (800)
544-7278 or TDD Line for the Hearing Impaired (800) 824-1721.

      All persons in whose names the shares are registered must sign the request for redemption. Signatures must conform exactly to the account registration. If the proceeds of the redemption exceed $50,000, or if the proceeds are not paid to the record owner(s) at the record address, if the shareholder(s) has had an address change within 30 days or less of the shareholder's redemption request, or if the shareholder(s) is a corporation, sole proprietor, partnership, trust or fiduciary, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker-dealer; a credit union; a national securities exchange member, registered securities association member or clearing agency; a savings and loan association; or a federal savings bank.

      Generally, a properly completed redemption form with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. For example, in the case of shareholders holding certificates, the certificates for shares being redeemed must accompany the redemption request. Additional documentary evidence of authority is also required by PFPC in the event redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator.
Additionally, if a shareholder requests a redemption from a Retirement Plan account (IRA or SEP), such request must state whether or not federal income tax is to be withheld from the proceeds of the redemption check. Redemption from a
403(b)(7) account requires completion of a special form. Please call Primerica
Shareholder Services at (800) 544-5445 between 8:00 a.m. and 8:00 p.m. Eastern time to obtain the proper forms.

      A shareholder may utilize the Primerica Shareholder Services Telephone
Redemption service to redeem his or her account as long as they have authorized the telephone redemption option. If a shareholder does not wish to

                                       38

allow telephone redemptions by any person in his account, he should decline the telephone transaction option on the account application. The telephone redemption option can be used only if: (a) the redemption proceeds are to be mailed to the address of record and there has been no change of address of record within the preceding 30 days; (b) the shares to be redeemed are not in certificate form; (c); the person requesting the redemption can provide proper identification information; and (d) the proceeds of the redemption do not exceed
$50,000. 403(b)(7) accounts and accounts not registered in the name of an individual(s) are not eligible for the telephone redemption option. Telephone redemption requests can be made by contacting Primerica Shareholder Services at
(800) 544-5445 between 8:00 a.m. and 8:00 p.m. Eastern time any day that the
NYSE is open. Telephone redemption may not be available if the shareholder cannot reach PSS whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the fund's regular redemption procedure described above.

      Redemption proceeds can be sent by check to the address of record, by wire transfer to a bank account designated on the application or to a bank account designated on the application via the Automated Clearinghouse (ACH). PFPC will process and mail a shareholder's redemption check usually within two to three business days after receiving the redemption request in good order. The shareholder may request the proceeds to be mailed by two-day air express for an
$8 fee that will be deducted from the shareholder's account or by one-day air express for a $15 fee that will be deducted from the shareholder's account.

Automatic Cash Withdrawal Plan

      An automatic cash withdrawal plan (the "Withdrawal Plan") is available to shareholders of the fund who own shares of the fund with a value of at least
$10,000 and who wish to receive specific amounts of cash monthly or quarterly.
Withdrawals of at least $50 may be made under the Withdrawal Plan by redeeming as many shares of the fund as may be necessary to cover the stipulated withdrawal payment. Any applicable deferred sales charge will be waived on amounts withdrawn by shareholders that do not exceed 1.00% per month of the value of a shareholder's shares at the time the Withdrawal Plan commences. To the extent that withdrawals exceed dividends, distributions and appreciation of a shareholder's investment in the fund, continued withdrawal payments will reduce the shareholder's investment, and may ultimately exhaust it. Withdrawal payments should not be considered as income from investment in the fund.
Furthermore, as it generally would not be advantageous to a shareholder to make additional investments in the fund at the same time he or she is participating in the Withdrawal Plan, purchases by such shareholder in amounts of less than
$5,000 ordinarily will not be permitted.

      Shareholders of a fund who wish to participate in the Withdrawal Plan and who hold their shares of the fund in certificate form must deposit their share certificates with the transfer agent as agent for Withdrawal Plan members. All dividends and distributions on shares in the Withdrawal Plan are reinvested automatically at net asset value in additional shares of the fund. A shareholder who purchases shares directly through the sub-transfer agent may continue to do so and applications for participation in the Withdrawal Plan must be received by the transfer agent no later than the eighth day of the month to be eligible for participation beginning with that month's withdrawal. For additional information, shareholders should contact their Service Agent.

Additional Information Regarding Telephone Redemption And Exchange Program

      Neither the fund nor its agents will be liable for following instructions communicated by telephone that are reasonably believed to be genuine. The fund and its agents will employ procedures designed to verify the identity of the caller and legitimacy of instructions (for example, a shareholder's name and account number will be required and phone calls may be recorded). The fund reserves the right to suspend, modify or discontinue the telephone redemption and exchange program or to impose a charge for this service at any time following at least seven (7) day's prior notice to shareholders.

                                       39

                              VALUATION OF SHARES

      The net asset value per share of the fund's Classes is calculated on each day, Monday through Friday, except days on which NYSE is closed. The NYSE currently is scheduled to be closed on New Year's Day, Martin Luther King, Jr.
Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day,
Thanksgiving and Christmas, and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively. Because of the differences in distribution fees and Class-specific expenses, the per share net asset value of each Class may differ. The following is a description of the procedures used by the fund in valuing its assets.

      The fund generally values its securities based on market prices determined at the close of regular trading on the NYSE. The fund's currency valuations, if any, are done as of when the London stock exchange closes, which is usually at
12 noon Eastern time. For equity securities that are traded on an exchange, the market price is usually the closing sale or official closing price on that exchange. In the case of securities not traded on an exchange, or if such closing prices are not otherwise available, the market price is typically determined by independent third party pricing vendors approved by the fund's
Board using a variety of pricing techniques and methodologies. The market price for debt obligations is generally the price supplied by an independent third party pricing service approved by the fund's board, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment's fair value.
If vendors are unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined using quotations received from one or more broker/dealers that make a market in the security. When such prices or quotations are not available, or when the manager believes that they are unreliable, the manager may price securities using fair value procedures approved by the Board. The fund may also use fair value procedures if the manager determines that a significant event has occurred between the time at which a market price is determined and the time at which the fund's net asset value is calculated. In particular, the value of foreign securities may be materially affected by events occurring after the close of the market on which they are valued, but before the fund prices its shares. The fund uses a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by the manager from time to time.

      Valuing securities at fair value involves greater reliance on judgment than valuation of securities based on readily available market quotations. A fund that uses fair value to price securities may value those securities higher or lower than another fund using market quotations or its own fair value methodologies to price the same securities. There can be no assurance that the fund could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the fund determines its net asset value.

      International markets may be open on days when U.S. markets are closed and the value of foreign securities owned by the fund could change on days when you cannot buy or redeem shares.

Determination of Public Offering Price

      The fund offers its shares to the public on a continuous basis. The public offering price for a Class A and Class Y share of the fund is equal to the net asset value per share at the time of purchase, plus, for Class A shares, an initial sales charge based on the aggregate amount of the investment. The public offering price for a Class C share (and Class A share purchases, including applicable rights of accumulation, equaling or exceeding $500,000) is equal to the net asset value per share at the time of purchase and no sales charge is imposed at the time of purchase. A deferred sales charge, however, is imposed on certain redemptions of Class C shares, and Class A shares when purchased in amounts exceeding $500,000. The method of computation of the public offering price is shown in the fund's financial statements, incorporated by reference in their entirety into this SAI.

      Set forth below is an example of the method of computing the offering price of the Class A shares of the fund.

            Class A (net asset value $23.30 plus 5.26% of net
              asset value per share) ...............................      $24.53

                                       40

                               EXCHANGE PRIVILEGE

      General. Except as noted below, shareholders of any of the Smith Barney mutual funds may exchange all or part of their shares for the same class of other Smith Barney mutual funds, to the extent such shares are offered for sale in the shareholder's state of residence and provided the shareholder's Service
Agent is authorized to distribute shares of the fund, on the basis of relative net asset value per share at the time of exchange.

      Exchanges of Class A, Class B, Class C and Class Y shares are subject to minimum investment requirements and all shares are subject to the other requirements of the fund into which exchanges are made.

      The exchange privilege enables shareholders in any Smith Barney mutual fund to acquire shares of the same class in a fund with different investment objectives when they believe a shift between funds is an appropriate investment decision. This privilege is available to shareholders residing in any state in which the fund shares being acquired may legally be sold. Prior to any exchange, the shareholder should obtain and review a copy of the current prospectus of each fund into which an exchange is being considered. Prospectuses may be obtained from your service agent.

      Upon receipt of proper instructions and all necessary supporting documents, shares submitted for exchange are redeemed at the then-current net asset value and, subject to any applicable deferred sales charge, the proceeds are immediately invested, at a price as described above, in shares of the fund being acquired. The fund reserves the right to reject any exchange request. The exchange privilege may be modified or terminated at any time after written notice to shareholders.

      Class B Exchanges. Class B shares of the fund may be exchanged for other
Class B shares without a deferred sales charge. In the event a Class B shareholder wishes to exchange all or a portion of his or her shares into any of the funds imposing a higher deferred sales charge than that imposed by the fund, the exchanged Class B shares will be subject to the higher applicable deferred sales charge. Upon an exchange, the new Class B shares will be deemed to have been purchased on the same date as the Class B shares of the fund that have been exchanged.

      Class C Exchanges. Upon an exchange, the new Class C shares will be deemed to have been purchased on the same date as the Class C shares of the fund that have been exchanged.

      Class A and Class Y Exchanges. Class A and Class Y shareholders of the fund who wish to exchange all or a portion of their shares for shares of the respective class in another fund may do so without imposition of any charge.

Additional Information Regarding the Exchange Privilege

      The fund is not designed to provide investors with a means of speculation on short-term market movements. A pattern of frequent exchanges by investors can be disruptive to efficient portfolio management and, consequently, can be detrimental to the fund and its shareholders. Accordingly, if the fund's management in its sole discretion determines that an investor is engaged in excessive trading, the fund, with or without prior notice, may temporarily or permanently terminate the availability to that investor of fund exchanges, or reject in whole or part any purchase or exchange request with respect to such investor's account. Such investors also may be barred from purchases and exchanges involving other funds in the Smith Barney mutual funds family.
Accounts under common ownership or control will be considered as one account for purposes of determining a pattern of excessive trading. The fund may notify an investor of rejection of a purchase or exchange order after the day the order is placed. If an exchange request is rejected, the fund will take no other action with respect to the shares until it receives further instructions from the investor. The fund's policy on excessive trading applies to investors who invest in the fund directly or through Service Agents, but does not apply to any systematic investment plans described in the prospectus.

                                       41

      During times of drastic economic or market conditions, the fund may suspend the exchange privilege temporarily without notice and treat exchange requests based on their separate components-redemption orders with a simultaneous request to purchase the other fund's shares. In such a case, the redemption request would be processed at the fund's next determined net asset value but the purchase order would be effective only at the net asset value next determined after the fund being purchased formally accepts the order, which may result in the purchase being delayed.

      Certain shareholders may be able to exchange shares by telephone. See
"Redemption of Shares--Telephone Redemption and Exchange Program." Exchanges
will be processed at the net asset value next determined. Redemption procedures discussed above are also applicable for exchanging shares, and exchanges will be made upon receipt of all supporting documents in proper form. If the account registration of the shares of the fund being acquired is identical to the registration of the shares of the fund exchanged, no signature guarantee is required.

      This exchange privilege may be modified or terminated at any time, and is available only in those jurisdictions where such exchanges legally may be made.
Before making any exchange, shareholders should contact the transfer agent or, if they hold fund shares through service agents, their Service Agents. To obtain more information and prospectuses of the funds to be acquired through the exchange. An exchange is treated as a sale of the shares exchanged and could result in taxable gain or loss to the shareholder making the exchange.

      The fund does not issue share certificates. Outstanding share certificates will continue to be honored. If you hold share certificates, it will take longer to exchange or redeem shares.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

Dividends and Distributions

      The fund's policy is to distribute its net investment income and net realized capital gains, if any, annually. The fund may also pay additional dividends shortly before December 31 each year from certain amounts of undistributed ordinary and capital gains realized, in order to avoid a federal excise tax liability.

      If a shareholder does not otherwise instruct, dividends and capital gains distributions will be reinvested automatically in additional shares of the same
Class at net asset value, with no additional sales charge or deferred sales charge. A shareholder may change the option at any time by notifying his or her
Service Agent. Shareholders whose accounts are held directly at the transfer agent should notify the transfer agent in writing, requesting a change to this reinvest option.

      The per share dividends on Class B and Class C shares of the fund will be lower than the per share dividends on Class A and Class Y shares principally as a result of the distribution fee applicable with respect to Class B and Class C shares. The per share dividends on Class A shares of the fund will be lower than the per share dividends on Class Y shares principally as a result of the service fee applicable to Class A shares. Distributions of capital gains, if any, will be in the same amount for Class A, Class B, Class C and Class Y shares.

Taxes

      The following is a summary of certain material United States federal income tax considerations regarding the purchase, ownership and disposition of shares of the fund. This summary does not address all of the potential U.S.
federal income tax consequences that may be applicable to the fund or to all categories of investors, some of which may be subject to special tax rules. Each prospective shareholder is urged to consult his own tax adviser with respect to the specific federal, state, local and foreign tax consequences of investing in the fund. The summary is based on the laws in effect on the date of this SAI and existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effects.

                                       42

The Fund and Its Investments

      The fund intends to continue to qualify to be treated as a regulated investment company under the Code each taxable year. To so qualify, the fund must, among other things: (a) derive at least 90% of its gross income in each taxable year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities, foreign currencies, other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in
"qualified publicly traded partnerships" (i.e., partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends, capital gains, and other traditional permitted mutual fund income); and (b) diversify its holdings so that, at the end of each quarter of the fund's taxable year, (i)
at least 50% of the market value of the fund's assets is represented by cash, securities of other regulated investment companies, United States government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the fund's assets and not greater than 10% of the outstanding voting securities of such issuer and (ii)
not more than 25% of the value of its assets is invested in the securities
(other than United States government securities or securities of other regulated investment companies) of any one issuer, any two or more issuers that the fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships.

      Fund investments in partnerships, including in qualified publicly traded partnerships, may result in the fund being subject to state, local or foreign income, franchise or withholding tax liabilities.

      As a regulated investment company, the fund will not be subject to United
States federal income tax on its net investment income (i.e., income other than its net realized long-term and short-term capital gains) and its net realized long-term and short-term capital gains, if any, that it distributes to its shareholders, provided an amount equal to at least (i) 90% of the sum of its investment company taxable income (i.e., its taxable income minus the excess, if any, of its net realized long-term capital gains over its net realized short-term capital losses (including any capital loss carryovers), plus or minus certain other adjustments as specified in the Code) and (ii) 90% of its net tax-exempt income for the taxable year is distributed to its shareholders in compliance with the Code's timing and other requirements. However, any taxable income or gain the fund does not distribute will be subject to tax at regular corporate rates.

      At November 30, 2005, the fund had, for Federal income tax purposes, approximately $476,000,000 of unused capital loss carryforwards available to offset future capital gains through November 30, 2013.

      The amount and expiration of the carryforward amounts are indicated below.
Expiration occurs on November 30 of the year indicated:

         2009 ..................................................    $ 24,000,000
         2010 ..................................................    $182,000,000
         2011 ..................................................    $117,000,000
         2012 ..................................................    $ 45,000,000
         2013 ..................................................    $108,000,000

      The Code imposes a 4% nondeductible excise tax on the fund to the extent it does not distribute by the end of any calendar year at least 98% of its ordinary income for that year and at least 98% of its capital gain net income
(both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or capital gain net income retained by the fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. The fund anticipates that it will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

                                       43

      If, in any taxable year, the fund fails to qualify as a regulated investment company under the Code or fails to meet the distribution requirement, it will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the fund in computing its taxable income. In addition, in the event of a failure to qualify, the fund's distributions, to the extent derived from the fund's current or accumulated earnings and profits, will constitute dividends that are taxable to shareholders as ordinary income, even though those distributions might otherwise (at least in part) have been treated in the shareholders' hands as long-term capital gains.
However, such dividends will be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders.
Moreover, if the fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If the fund fails to qualify as a regulated investment company for a period greater than two taxable years, the fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e. the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the fund had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

      The fund's transactions in foreign currencies, forward contracts, options and futures contracts (including options and futures contracts on foreign currencies) will be subject to special provisions of the Code (including provisions relating to "hedging transactions" and "straddles") that, among other things, may affect the character of gains and losses realized by the fund (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the fund and defer fund losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require the fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were closed out at the end of each year) and (b) may cause the fund to recognize income without receiving cash with which to pay dividends or make distributions in amounts necessary to satisfy the distribution requirements for avoiding income and excise taxes. The fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any foreign currency, forward contract, option, futures contract or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the fund as a regulated investment company.

      The fund's investment in so-called "section 1256 contracts," such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by the fund at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in the fund's income as if each position had been sold for its fair market value at the end of the taxable year.
The resulting gain or loss will be combined with any gain or loss realized by the fund from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a
"hedging transaction" nor part of a "straddle," 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by the fund.

      In general, gain or loss on a short sale is recognized when the fund closes the sale by delivering the borrowed property to the lender, not when the borrowed property is sold. Gain or loss from a short sale is generally considered as capital gain or loss to the extent that the property used to close the short sale constitutes a capital asset in the fund's hands. Except with respect to certain situations where the property used by the fund to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. these rules may also terminate the running of the holding period of "substantially identical property" held by the fund. However, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the fund for more than one year. In general, the fund will not be permitted to deduct payments made to reimburse the lender of securities for dividends paid on borrowed stock if the short sale is closed on or before the 45th day after the short sale is entered into.

                                       44

      Foreign Investments. Dividends or other income (including, in some cases, capital gains) received by the fund from investments in foreign securities may be subject to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes in some cases. The fund will not be eligible to elect to treat any foreign taxes it pays by its shareholders, who therefore will not be entitled to credits for such taxes on their own tax returns. Foreign taxes paid by the fund will reduce the return from the fund's investments.

      Passive Foreign Investment Companies. If the fund purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFICs"), it may be subject to United States federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the fund to its shareholders. Additional charges in the nature of interest may be imposed on the fund in respect of deferred taxes arising from such distributions or gains.

      If the fund were to invest in a PFIC and elect to treat the PFIC as a
"qualified electing fund" under the Code, in lieu of the foregoing requirements, the fund might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the fund, and such amounts would be subject to the 90% and excise tax distribution requirements described above. In order to make this election, the fund would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain.

      Alternatively, the fund may make a mark-to-market election that will result in the fund being treated as if it had sold and repurchased its PFIC stock at the end of each year. In such case, the fund would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. The election must be made separately for each PFIC owned by the fund and, once made, would be effective for all subsequent taxable years, unless revoked with the consent of the Internal
Revenue Service (the "IRS"). By making the election, the fund could potentially ameliorate the adverse tax consequences with respect to its ownership of shares in a PFIC, but in any particular year may be required to recognize income in excess of the distributions it receives from PFICs and its proceeds from dispositions of PFIC stock. The fund may have to distribute this "phantom"
income and gain to satisfy the 90% distribution requirement and to avoid imposition of the 4% excise tax.

      The fund will make the appropriate tax elections, if possible, and take any additional steps that are necessary to mitigate the effect of these rules.

Taxation of United States Shareholders

      Dividends and Distributions. Any dividend declared by the fund in October,
November or December of any calendar year and payable to shareholders of record on a specified date in such a month shall be deemed to have been received by each shareholder on December 31 of such calendar year and to have been paid by the fund not later than such December 31, provided such dividend is actually paid by the fund during January of the following calendar year. The fund intends to distribute annually to its shareholders substantially all of its investment company taxable income, and any net realized long-term capital gains in excess of net realized short-term capital losses (including any capital loss carryovers). However, if the fund retains for investment an amount equal to all or a portion of its net long-term capital gains in excess of its net short-term capital losses (including any capital loss carryovers), it will be subject to a corporate tax (currently at a rate of 35%) on the amount retained. In that event, the fund will designate such retained amounts as undistributed capital gains in a notice to its shareholders who (a) will be required to include in income for United Stares federal income tax purposes, as long-term capital gains, their proportionate shares of the undistributed amount, (b) will be entitled to credit their proportionate shares of the 35% tax paid by the fund on the undistributed amount against their United States federal income tax liabilities, if any, and to claim refunds to the extent their credits exceed their liabilities, if any, and (c) will be entitled to increase their tax basis, for United States federal income tax purposes, in their shares by an amount equal

                                       45

to 65% of the amount of undistributed capital gains included in the shareholder's income. Organizations or persons not subject to federal income tax on such capital gains will be entitled to a refund of their pro rata share of such taxes paid by the fund upon filing appropriate returns or claims for refund with the IRS.

      Dividends of net investment income and distributions of net realized short-term capital gains are taxable to a United States shareholder as ordinary income, whether paid in cash or in shares. Distributions of net realized long-term capital gains, if any, that the fund designates as capital gains dividends are taxable as long-term capital gains, whether paid in cash or in shares and regardless of how long a shareholder has held shares of the fund.
Dividends and distributions paid by the fund attributable to dividends on stock of U.S. corporations received by the fund, with respect to which the fund meets certain holding period requirements, will be eligible for the deduction for dividends received by corporations. Special rules apply, however, to regular dividends paid to individuals. Such a dividend, with respect to taxable years beginning on or before December 31, 2008, may be subject to tax at the rates generally applicable to long-term capital gains for individuals (currently at a maximum rate of 15%), provided that the individual receiving the dividend satisfies certain holding period and other requirements. Dividends subject to these special rules are not actually treated as capital gains, however, and thus are not included in the computation of an individual's net capital gain and generally cannot be used to offset capital losses. The long-term capital gains rates will apply to: (i) 100% of the regular dividends paid by the fund to an individual in a particular taxable year if 95% or more of the fund's gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) in that taxable year is attributable to qualified dividend income received by the fund; or (ii) the portion of the regular dividends paid by the fund to an individual in a particular taxable year that is attributable to qualified dividend income received by the fund in that taxable year if such qualified dividend income accounts for less than 95% of the fund's gross income (ignoring gains attributable to the sale of stocks and securities except to the extent net short-term capital gain from such sales exceeds net long-term capital loss from such sales) for that taxable year. For this purpose,
"qualified dividend income" generally means income from dividends received by the fund from U.S. corporations and qualified foreign corporations, provided that the fund satisfies certain holding period requirements in respect of the stock of such corporations and has not hedged its position in the stock in certain ways. However, qualified dividend income does not include any dividends received from tax exempt corporations. Also, dividends received by the fund from a real estate investment trust or another regulated investment company generally are qualified dividend income only to the extent the dividend distributions are made out of qualified dividend income received by such real estate investment trust or other regulated investment company. In the case of securities lending transactions, payments in lieu of dividends are not qualified dividend income.
If a shareholder elects to treat fund dividends as investment income for purposes of the limitation on the deductibility of investment interest, such dividends would not be qualified dividend income.

      We will send you information after the end of each year setting forth the amount of dividends paid by us that are eligible for the reduced rates.

      If an individual receives a regular dividend qualifying for the long-term capital gains rates and such dividend constitutes an "extraordinary dividend,"
and the individual subsequently recognizes a loss on the sale or exchange of stock in respect of which the extraordinary dividend was paid, then the loss will be long-term capital loss to the extent of such extraordinary dividend. An
"extraordinary dividend" on common stock for this purpose is generally a dividend (i) in an amount greater than or equal to 10% of the taxpayer's tax basis (or trading value) in a share of stock, aggregating dividends with ex-dividend dates within an 85-day period or (ii) in an amount greater than 20%
of the taxpayer's tax basis (or trading value) in a share of stock, aggregating dividends with exdividend dates within a 365-day period. Distributions in excess of the fund's current and accumulated earnings and profits will, as to each shareholder, be treated as a tax-free return of capital to the extent of a shareholder's basis in his shares of the fund, and as a capital gain thereafter
(if the shareholder holds his shares of the fund as capital assets).
Shareholders receiving dividends or distributions in the form of additional shares should be treated for United States federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount.

                                       46

      Investors considering buying shares just prior to a dividend or capital gain distribution should be aware that, although the price of shares just purchased at that time may reflect the amount of the forthcoming distribution, such dividend or distribution may nevertheless be taxable to them. If the fund is the holder of record of any stock on the record date for any dividends payable with respect to such stock, such dividends are included in the fund's gross income not as of the date received but as of the later of (a) the date such stock became ex-dividend with respect to such dividends (i.e., the date on which a buyer of the stock would not be entitled to receive the declared, but unpaid, dividends) or (b) the date the fund acquired such stock. Accordingly, in order to satisfy its income distribution requirements, the fund may be required to pay dividends based on anticipated earnings, and shareholders may receive dividends in an earlier year than would otherwise be the case.

      Sales of Shares. Upon the sale or exchange of his shares, a shareholder will realize a taxable gain or loss equal to the difference between the amount realized and his basis in his shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced, including replacement through the reinvesting of dividends and capital gains distributions in the fund, within a 61-day period beginning 30 days before and ending 30 days after the disposition of the shares. In such a case, the basis of the shares acquired will be increased to reflect the disallowed loss. Any loss realized by a shareholder on the sale of a fund share held by the shareholder for six months or less will be treated for United States federal income tax purposes as a long-term capital loss to the extent of any distributions or deemed distributions of long-term capital gains received by the shareholder with respect to such share during such six month period. If a shareholder incurs a sales charge in acquiring shares of the fund, disposes of those shares within 90 days and then acquires shares in a mutual fund for which the otherwise applicable sales charge is reduced by reason of a reinvestment right (e.g., an exchange privilege), the original sales charge will not be taken into account in computing gain/loss on the original shares to the extent the subsequent sales charge is reduced. Instead, the disregarded portion of the original sales charge will be added to the tax basis of the newly acquired shares. Furthermore, the same rule also applies to a disposition of the newly acquired shares made within
90 days of the second acquisition. This provision prevents a shareholder from immediately deducting the sales charge by shifting his or her investment in a family of mutual funds.

      Backup Withholding. The fund may be required to withhold, for United
States federal income tax purposes, a portion of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Certain shareholders are exempt from backup withholding.
Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder's United States federal income tax liabilities.

      Notices. Shareholders will be notified annually by the fund as to the
United States federal income tax status of the dividends, distributions and deemed distributions attributable to undistributed capital gains (discussed above in "Taxes-Taxation of United States Shareholders-Dividends and
Distributions") made by the fund to its shareholders. Furthermore, shareholders will also receive, if appropriate, various written notices after the close of the fund's taxable year regarding the United States federal income tax status of certain dividends, distributions and deemed distributions that were paid (or that are treated as having been paid) by the fund to its shareholders during the preceding taxable year.

Class Y--(for tax-exempt employee benefit and retirement plans of CGM or anyone of its affiliates ("Qualified Plans"))

      Dividends and distributions received from the fund will not be taxable, provided the Qualified Plan has not borrowed to finance its investment in the fund. Qualified Plan participants should consult their plan document or tax advisors about the tax consequences of participating in a Qualified Plan.

                                       47

Other Taxation

      Distributions also may be subject to additional state, local and foreign taxes depending on each shareholder's particular situation.

      If a shareholder recognizes a loss with respect to the fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper.
Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

      Dividends paid by the fund to non-U.S. shareholders are generally subject to withholding tax at a 30% rate or reduced rate specified by an applicable income tax treaty to the extent derived from investment income and short-term capital gains. In order to obtain a reduced rate of withholding, a non-U.S.
shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a non-U.S. shareholder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S.
shareholder's conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. shareholder were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional
"branch profits tax" imposed at a rate of 30% (or lower treaty rate). A non-U.S.
shareholder who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

      In general, United Sates federal withholding tax will not apply to any gain or income realized by a non-U.S. shareholder in respect of any distributions of net long-term capital gains over net short-term capital losses, exempt-interest dividends, or upon the sale or other disposition of shares of a
Fund.

      For taxable years beginning before January 1, 2008, properly-designated dividends are generally exempt from United States federal withholding tax where they (i) are paid in respect of the fund's "qualified net interest income"
(generally, the fund's U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the fund's
"qualified short-term capital gains" (generally, the excess of the fund's net short-term capital gain over the fund's long-term capital loss for such taxable year). However, depending on its circumstances, the fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S.
status (including, in general, furnishing an IRS Form W-8BEN or substitute
Form). In the case of shares held through an intermediary, the intermediary may withhold even if a Portfolio designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

      Special rules apply to foreign persons who receive distributions from the fund that are attributable to gain from "U.S. real property interests"
("USRPIs"). The Code defines USRPIs to include direct holdings of U.S. real property and any interest (other than an interest solely as a creditor) in "U.S.
real property holding corporations." The Code defines a U.S. real property holding corporation as any corporation whose USRPIs make up more than 50% of the fair market value of its USRPIs, its interests in real property located outside the United States, plus any other assets it uses in a grade or business. In general, the distribution of gains from USRPIs to foreign shareholders is subject to U.S. federal income tax withholding at a rate of 35% and obligates such foreign shareholder to file a U.S. tax return. To the extent a distribution to a foreign shareholder is attributable to gains from the sale or exchange of

                                       48

USRPIs recognized by a real estate investment trust or (until December 31, 2007)
a regulated investment company, the Code treats that gain as the distribution of gain from a USRPI to a foreign shareholder which would be subject to U.S.
withholding tax of 35% and would result in U.S. tax filing obligations for the foreign shareholder.

      However, a foreign shareholder achieves a different result with respect to the gains from the sale of USRPIs if the real estate investment trust or registered investment company is less than 50% owned by foreign persons at all times during the testing period, or if such gain is realized from the sale of any class of stock in a real estate investment trust which is regularly traded on an established US securities market and the real estate investment trust shareholder owned less than 5% of such class of stock at all times during the one-year period ending on the date of the distributions. In such event, the gains are treated as dividends paid to a non-U.S. shareholder.

      The foregoing is only a summary of certain material United States federal income tax consequences affecting the fund and its shareholders. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the fund.

                             ADDITIONAL INFORMATION

      The trust was organized on October 17, 1991 under the laws of the
Commonwealth of Massachusetts and is a business entity commonly known as a
"Massachusetts business trust." The trust offers shares of beneficial interest of six separate funds with a par value of $.001 per share. The fund offers shares of beneficial interest currently classified into four Classes--A, B, C and Y. Each Class of the fund represents an identical interest in the fund's investment portfolio. As a result, the Classes have the same rights, privileges and preferences, except with respect to: (a) the designation of each Class; (b)
the effect of the respective sales charges, if any, for each Class; (c) the distribution and/or service fees borne by each Class pursuant to the Plan; (d)
the expenses allocable exclusively to each Class; (e) voting rights on matters exclusively affecting a single Class; (f) the exchange privilege of each Class;
and (g) the conversion feature of the Class B shares. The Board does not anticipate that there will be any conflicts among the interests of the holders of the different Classes. The trustees, on an ongoing basis, will consider whether any such conflict exists and, if so, take appropriate action.

      Under Massachusetts's law, shareholders could, under certain circumstances, be held personally liable for the obligations of the fund. The
Master Trust Agreement disclaims shareholder liability for acts or obligations of the fund, however, and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the fund or a trustee. The Master Trust Agreement provides for indemnification from fund property for all losses and expenses of any shareholder held personally liable for the obligations of the fund. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the fund itself would be unable to meet its obligations, a possibility which management of the fund believes is remote. Upon payment of any liability incurred by the fund, a shareholder paying such liability will be entitled to reimbursement from the general assets of the fund. The trustees intend to conduct the operation of the fund in such a way so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the fund.

      The Master Trust Agreement of the fund permits the trustees of the fund to issue an unlimited number of full and fractional shares of a single class and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the fund. Each share in the fund represents an equal proportional interest in the fund with each other share. Shareholders of the fund are entitled upon its liquidation to share pro rata in its net assets available for distribution. No shareholder of the fund has any preemptive or conversion rights. Shares of the fund are fully paid and non-assessable.

      Pursuant to the Master Trust Agreement, the trust's trustees may authorize the creation of additional series of shares (the proceeds of which would be invested in separate, independently managed portfolios) and additional classes of shares within any series (which would be used to distinguish among the rights of different categories of shareholders, as might be required by future regulations or other unforeseen circumstances).

                                       49

      The trust does not hold annual shareholder meetings. There normally will be no meetings of shareholders for the purpose of electing trustees unless and until such time as less than a majority of the trustees holding office have been elected by shareholders, at which time the trustees then in office will call a shareholders' meeting for the election of trustees. Shareholders of record of no less than two-thirds of the outstanding shares of the trust may remove a trustee through a declaration in writing or by vote cast in person or by proxy at a meeting called for that purpose.

      When matters are submitted for shareholder vote, shareholders of each
Class will have one vote for each full share owned and a proportionate, fractional vote for any fractional share held of that Class. Generally, shares of the fund will be voted on a fund-wide basis on all matters except matters affecting only the interests of one Class, in which case only shares of the affected Class would be entitled to vote.

      The trust was organized as an unincorporated Massachusetts business trust on October 17, 1991 under the name Shearson Lehman Brothers Intermediate-Term
Trust. On August 16, 1995, the trust's name was changed to Smith Barney
Investment Trust.

      Annual and Semi-Annual Reports. The fund sends its shareholders a semi-annual report and an audited annual report, which include listings of investment securities held by the fund at the end of the period covered. In an effort to reduce the fund's printing and mailing costs, the fund consolidates the mailing of its semi-annual and annual reports by household. This consolidation means that a household having multiple accounts with the identical address of record will receive a single copy of each report. In addition, the fund also consolidates the mailing of its prospectus so that a shareholder having multiple accounts (that is, individual, IRA and/or Self-Employed
Retirement Plan accounts) will receive a single prospectus annually.
Shareholders who do not want this consolidation to apply to their accounts should contact their Service Agent or the transfer agent.

      Licensing Agreement. Under a licensing agreement between Citigroup and
Legg Mason, the names of the Company and funds, the names of any classes of shares of the funds, and the names of the funds' manager, subadviser, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates ("Citi Marks") are licensed for use by Legg Mason and by the funds.
Citi Marks include, but are not limited to, "Smith Barney," Citi," and
"Citigroup Asset Management." Legg Mason and its affiliates, as well as the manager, are not affiliated with Citigroup. All Citi Marks are owned by
Citigroup, and are licensed for use no later than one year after the date of the licensing agreement.

Legal Matters

      Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGMI, SBFM and Salomon Brothers Asset
Management Inc. ("SBAM") (collectively, the "Advisers"), Substantially all of the mutual funds managed by the Advisers, including the fund, (the "Funds"), and directors or trustees of the Funds (collectively, the "Defendants"). The complaints alleged, among other things, that CGMI created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGMI for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the
Funds' contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys' fees and litigation expenses.

      On December 15, 2004, a consolidated amended complaint (the "Complaint")
was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, CAM believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

      It is possible that additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief could be filed against the Defendants in the future.

                                       50

      As of the date above, CAM and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

      Recent Developments. On May 31, 2005, the SEC issued an order in connection with the settlement of an administrative proceeding against SBFM and
CGMI relating to the appointment of an affiliated transfer agent for the Smith
Barney family of mutual funds (the "Funds").

      The SEC order finds that SBFM and CGMI willfully violated Section 206(1)
of the Investment Advisers Act of 1940 ("Advisers Act"). Specifically, the order finds that SBFM and CGMI knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group ("First
Data"), the Funds' then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before;
and that CAM, the Citigroup business unit that, at the time, included the manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of Fist Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and
CGMI willfully violated Section 202(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds' boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds' best interests and that no viable alternatives existed. SBFM and
CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for the purposes of any other proceeding.

      The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires
Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million.
Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

      The order required SBFM to recommend a new transfer agent contract to the
Funds boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and
CGMI would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Board selected a new transfer agent for the fund. No Citigroup affiliate submitted a proposal to serve as transfer agent.
Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

      At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurances, SBFM does not believe that this matter will have a material adverse effect on the Funds.

      On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

      Additional Developments. The fund has received information concerning SBFM as follows:

      On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and
34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions

                                       51

paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM.

      Although there can be no assurance, SBFM believes that these matters are not likely to have a material adverse effect of the funds or its ability to perform investment management services relating to the funds.

                                    * * * * *

      Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGMI and SBFM
(collectively, the "Defendants") based on the May 31, 2005 settlement order issued against the Defendants by the SEC described above. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Funds, rescission of the Funds' management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys' fees and litigation expenses. On October
5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

      As of the date of this SAI, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

                              FINANCIAL STATEMENTS

      The trust's annual report for the fiscal year ended November 30, 2005 was filed on February 9, 2006, Accession Number 0001133228-06-000046.

                               OTHER INFORMATION

      We understand that many investors prefer an active role in allocating the mix of funds in their portfolio, while others want the asset allocation decisions to be made by experienced managers.

      That's why we offer three "styles" of fund management that can be tailored to suit each investor's unique financial goals.

Classic Series--our portfolio manager driven funds

      Our Classic Series lets investors participate in mutual funds whose investment decisions are determined by experienced portfolio managers, based on each fund's investment objectives and guidelines. Classic Series funds invest across asset classes and sectors, utilizing a range of strategies in order to achieve their objectives.

Research Series--driven by exhaustive fundamental securities analysis

      Built on a foundation of substantial buy-side research under the direction of our CAM colleagues, our Research funds focus on well-defined industries, sectors and trends.

Style Pure Series--our solution to funds that stray

      Our Style Pure Series funds are the building blocks of asset allocation.
The funds stay fully invested within their asset class and investment style, enabling you to make asset allocation decisions in conjunction with your financial professional.

                                       52

                                   APPENDIX A

                  PROXY VOTING GUIDELINES & PROCEDURES SUMMARY

                 Concerning Citigroup Asset Management(1) (CAM)
                      Proxy Voting Policies and Procedures

      The following is a brief overview of the Proxy Voting Policies and
Procedures (the "Policies") that CAM has adopted to seek to ensure that CAM votes proxies relating to equity securities in the best interest of clients.

      CAM votes proxies for each client account with respect to which it has been authorized to vote proxies. In voting proxies, CAM is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. CAM attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. CAM may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, the CAM adviser (business unit) continues to retain responsibility for the proxy vote.

      In the case of a proxy issue for which there is a stated position in the
Policies, CAM generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the
Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue,
CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the
Policies or for which there is a list of factors set forth in the Policies that
CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue. A CAM business unit or investment team (e.g.
CAM's Social Awareness Investment team) may adopt proxy voting policies that supplement these policies and procedures. In addition, in the case of
Taft-Hartley clients, CAM will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services' (ISS) PVS Voting Guidelines,
which ISS represents to be fully consistent with AFL-CIO guidelines.

----------
(1)   Citigroup Asset Management comprises CAM North America, LLC, Salomon
      Brothers Asset Management Inc, Smith Barney Fund Management LLC, and other affiliated investment advisory firms. On December 1, 2005, Citigroup Inc.
      ("Citigroup") sold substantially all of its worldwide asset management business, Citigroup Asset Management, to Legg Mason, Inc. ("Legg Mason").
      As part of this transaction, CAM North America, LLC, Salomon Brothers
      Asset Management Inc and Smith Barney Fund Management LLC became wholly-owned subsidiaries of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of CAM North America, LLC,
      Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC
      and their affiliated advisory entities, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates ("Citi
      Marks") are licensed for use by Legg Mason. Citi Marks include, but are not limited to, "Citigroup Asset Management," "Salomon Brothers Asset
      Management" and "CAM". All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement. Legg Mason and its subsidiaries, including CAM North
      America, LLC, Salomon Brothers Asset Management Inc, and Smith Barney Fund
      Management LLC are not affiliated with Citigroup.

                                       A-1

      In furtherance of CAM's goal to vote proxies in the best interest of clients, CAM follows procedures designed to identify and address material conflicts that may arise between CAM's interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees in writing that they are under an obligation (i) to be aware of the potential for conflicts of interest on the part of CAM with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM's business, and (ii) to bring conflicts of interest of which they become aware to the attention of CAM's compliance personnel. CAM also maintains and considers a list of significant CAM relationships that could present a conflict of interest for CAM in voting proxies. CAM is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM Legg Mason affiliate might appear to the public to influence the manner in which CAM decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM Legg Mason affiliate relationship that CAM for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which CAM decides to vote a proxy, CAM generally takes the position that relationships between a non-CAM
Legg Mason affiliate and an issuer (e.g. investment management relationship between an issuer and a non-CAM Legg Mason affiliate) do not present a conflict of interest for CAM in voting proxies with respect to such issuer. Such position is based on the fact that CAM is operated as an independent business unit from other Legg Mason business units as well as on the existence of information barriers between CAM and certain other Legg Mason business units.

      CAM maintains a Proxy Voting Committee to review and address conflicts of interest brought to its attention by CAM compliance personnel. A proxy issue that will be voted in accordance with a stated CAM position on such issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because CAM's position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting
Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, CAM's decision-making in voting proxies. If it is determined by the Proxy Voting
Committee that a conflict of interest is not material, CAM may vote proxies notwithstanding the existence of the conflict.

      If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest.

                                       A-2

                          SMITH BARNEY INVESTMENT TRUST

                                                            Smith Barney
                                                            Large Capitalization
                                                            Growth Fund

                                                            March 30, 2006

SMITH BARNEY INVESTMENT TRUST
125 Broad Street
New York, NY 10004

 Supplement to SAI dated 04/07/2006

APRIL 7, 2006

SUPPLEMENT TO THE
PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION (“SAI”) OF EACH SMITH BARNEY AND SB MUTUAL FUND LISTED BELOW

The following supplements, and to the extent inconsistent therewith, supersedes the information contained in each Fund’s Prospectus and Statement of Additional Information.

Effective April 7, 2006, each
Registrant (except CitiFunds Trust I) and Fund will be renamed by replacing “Smith Barney” or “SB” with “Legg Mason Partners” as listed below.

There will be no change in the Funds’ investment objective(s) or investment policies as a result of the name changes.

For more information about the Funds, including information
about sales charges and ways you can qualify for reduced or waived sales charges, please go to http://www.leggmason.com/InvestorServices and click on the name of the Fund.

New Registrant/Fund Name

Date of Current Prospectus and SAI

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Aggressive Growth Fund, Inc.

December 29, 2005

Legg Mason Partners Appreciation Fund, Inc.

Legg Mason Partners Appreciation Fund, Inc.

April 30, 2005

Legg Mason Partners Arizona Municipals Fund, Inc.

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2005

Legg Mason Partners Fundamental Value Fund, Inc.

Legg Mason Partners Fundamental Value Fund, Inc.

January 28, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

April 29, 2005

Legg Mason Partners Short-Term Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners U.S. Government Securities Fund

April 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

April 29, 2005

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Government Securities Fund

April 29, 2005

Legg Mason Partners Hansberger Global Value Fund

August 29, 2005

Legg Mason Partners Investment Grade Bond Fund

April 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29,2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29,2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29,2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 30, 2006

Legg Mason Partners Small Cap Value Fund

January 30, 2006

Legg Mason Partners Investment Series

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

Legg Mason Partners Managed Municipals Fund, Inc.

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Municipal Funds

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners New Jersey Municipals Fund, Inc.

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

New Registrant/Fund Name

Date of Current Prospectus and SAI

Legg Mason Partners Oregon Municipals Fund

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Capital Preservation Fund

February 28, 2006

Legg Mason Partners Capital Preservation Fund II

February 28, 2006

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

April 29, 2005

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Core Fund, Inc.

Legg Mason Partners Small Cap Core Fund, Inc.

April 29, 2005

FD 03385

 Supplement to SAI dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of Additional
Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager. LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

As set forth in Schedule I to this Supplement, CAM North America, LLC, Batterymarch Financial Management, Inc. and/or Western Asset Management
Company will become the fund’s subadviser(s) on August 1, 2006.

CAM North America, LLC (or CAM N.A.), with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to succeed to the equity securities portfolio management business of Citigroup
Asset Management, which was acquired by Legg Mason, Inc. (or Legg Mason) in December 2005. Batterymarch Financial Management, Inc. (or Batterymarch), established in 1969 and having offices at 200 Clarendon Street, Boston, Massachusetts 02116, acts as investment adviser to institutional accounts, such as pension and profit sharing plans, mutual funds and endowment funds. Batterymarch’s total assets under management were approximately $17.3 billion as of May 31, 2006. Western Asset
Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006, Western Asset’s total assets under management were approximately $512 billion.

LMPFA, CAM N.A., Batterymarch and Western Asset are wholly-owned subsidiaries of Legg Mason.

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to CAM N.A., Batterymarch and/or Western Asset, as applicable, the day-to-day portfolio management of the fund, except for the management of cash and short-term instruments. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees, will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions. The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly equity-type funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional
Information for each fund other than Legg Mason Partners S&P 500 Index Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following
supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule II to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the “Acquiring Fund”) listed opposite the fund on Schedule II in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive
shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of
2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Health
Sciences Fund and Legg Mason Partners Technology Fund).

New investment manager or subadviser

The following supplements the Prospectus and Statement of Additional Information for each fund listed on Schedule III to this Supplement:

In addition to the investment manager and subadviser changes discussed in the “Management” section above, the fund’s Board has approved a new investment manager or subadviser for the fund, as indicated for the fund on Schedule III. In each case the new manager or subadviser is an affiliate of Legg Mason. Under the Investment Company Act of 1940, as amended, shareholder approval of the agreement with the new manager or subadviser must be obtained, and the Board has authorized seeking such approval. Proxy materials describing the new manager or subadviser are expected to be mailed later in 2006. If shareholder approval is obtained, the new manager or subadviser would replace the fund’s then-current manager or subadviser, as described in the “Management” section above.

Investment strategy and other investment-related changes

The following supplements the Prospectus and Statement of Additional
Information for Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value:

The fund’s Board has approved an investment strategy change for the fund and the fund’s change to non-diversified status. The changes will occur in conjunction with the proposed change of manager, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the investment strategy change prior to its implementation. The fund’s change to non-diversified status requires shareholder approval, and the Board has authorized seeking such approval. Proxy materials describing the change are expected to be mailed later in 2006.

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International All Cap Growth Fund and Legg
Mason Partners Financial Services Fund:

The fund’s
Board has approved an investment strategy change for the fund. The change will occur in conjunction with the proposed change of subadviser, which is subject to shareholder approval. Shareholders will receive more detailed information regarding the change prior to its implementation.

The following
supplements the Prospectus and Statement of Additional Information for Legg Mason Partners International Large Cap Fund:

The fund’s Board has approved an investment strategy change for the fund and a change to the fund’s 80% investment policy. Shareholders will receive more detailed information regarding these changes prior to their implementation.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Health Sciences Fund and Legg Mason Partners Technology Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges.
The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

Dividends and distributions

The following supplements the Prospectus for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

The fund generally pays dividends, if any, monthly, and makes capital gain distributions, if any, once a year, typically in December.

Portfolio manager changes

The
following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Capital and Income Fund and supercedes any contrary information:

Effective

July 17, 2006, the manager has appointed

Robert Gendelman to manage the equity portion of the Fund’s portfolio. Mr. Gendelman was employed by Cobble Creek Partners, L.P., a registered investment adviser, beginning in October 2003 and prior to that time was a portfolio manager at Neuberger and Berman for more than five years.

The following information supplements the Prospectus and Statement of Additional Information for Salomon Brothers Capital Fund Inc and Salomon Brothers Mid Cap Fund and supercedes any contrary information:

Effective

July 12, 2006, the manager has appointed

Brian Posner and

Brian Angerame to co-manage the Fund. Mr. Posner is the Chief Executive Officer of ClearBridge Advisors and is an investment officer of the manager. He joined Legg Mason and the manager in 2005. Previously, he was a Co-Founder and Managing Partner of Hygrove Partners LLC, a New York-based asset management company, which was founded in 2000. Mr. Angerame is a Director and investment officer of the manager. He joined the manager in 2000.

The following information supplements the
Prospectus and Statement of Additional Information for Salomon Brothers Fund Inc and supercedes any contrary information:

Michael Kagan is responsible for the day-to-day management of the fund. Mr. Kagan, an investment officer of the manager and a co-director of research for
CAM North America, LLC, has managed or co-managed the fund’s portfolio since 1995. Mr. Kagan has been with the manager since 1994.

The following information supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Growth and Income Fund and
supercedes any contrary information:

Michael Kagan is
responsible for the day-to-day management of the fund. Mr. Kagan, investment officer of the manager and co-director of research for CAM North America, LLC, has managed or co-managed the fund’s portfolio since 2000. Mr. Kagan has been with the manager since 1994.

The following information supplements
the Prospectus and Statement of Additional Information for Salomon Brothers Small Cap Growth Fund and supercedes any contrary information:

The portfolio managers are primarily responsible for the day-to-day operation of the fund.

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Vincent Gao, CFA

With respect to the fund,
team leader, responsible for oversight and portfolio strategy; sector manager for small cap growth and balanced strategies and analyst covering technology; joined the investment manager or its affiliates or their predecessor firms in
1999.

January 2003

Portfolio Management Team Members, Past 5 years’ business experience

Portfolio Manager Since

Robert Feitler

With respect to the fund, team
member analyst responsible for financial services sector with responsibility for buy and sell decisions in that sector; co-manager for large cap value strategies; team leader for small cap growth strategies; sector manager for small cap growth and balanced strategies; joined the investment manager or its affiliates or their predecessor firms in 1995.

February 1995

Dmitry Khaykin

With respect to the fund, team
member analyst responsible for media and telecommunications with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering communications and media; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003, was a research analyst (telecommunications) at Gabelli & Company, Inc. and an associate in the risk management division of Morgan Stanley & Co. Inc.

June 2003

Margaret Blaydes

With respect to the fund,
team member analyst responsible for consumer sector with responsibility for buy and sell decisions in that sector; sector manager for small cap growth and balanced strategies; analyst covering tobacco, beverages, retail and consumer; joined the investment manager or its affiliates or their predecessor firms in 2003; prior to 2003 was an equity research analyst covering entertainment and leisure industries at Salomon Smith Barney Inc.

March 2003

* * *

* “Salomon Brothers,”
“Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Lifestyle Series, Inc.

Legg Mason Partners Lifestyle Balanced Fund

May 31, 2006

Legg Mason Partners Lifestyle Conservative Fund

May 31, 2006

Legg Mason Partners Lifestyle Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle High Growth Fund

May 31, 2006

Legg Mason Partners Lifestyle Income Fund

May 31, 2006

Legg Mason Partners Aggressive Growth Fund Inc.

December 29, 2005

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

August 29, 2005

Legg Mason Partners Multiple Discipline Funds All Cap and International

August 29, 2005

Legg Mason Partners Real Return Strategy Fund

January 30, 2006

Legg Mason Partners Small Cap Growth Fund

January 28, 2006

Legg Mason Partners Small Cap Value Fund

January 28, 2006

Legg Mason Partners Hansberger Global Value Fund

August 30, 2005

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Equity Funds

Legg Mason Partners Social Awareness Fund

May 31, 2006

Legg Mason Partners Funds, Inc.

Legg Mason Partners Large Cap Value Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Capital and Income Fund

May 1, 2006

Legg Mason Partners Convertible Fund

November 28, 2005

Legg Mason Partners Dividend and Income Fund

November 28, 2005

Legg Mason Partners Small Cap Core Fund, Inc.

May 1, 2006

Legg Mason Partners Fundamental Value Fund Inc.

January 28, 2006

Legg Mason Partners Sector Series, Inc.

Legg Mason Partners Financial Services Fund

February 28, 2006

Legg Mason Partners Health Sciences Fund

February 28, 2006

Legg Mason Partners Technology Fund

February 28, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Classic Values Fund

March 30, 2006

Legg Mason Partners Large Cap Growth Fund

March 30, 2006

Legg Mason Partners S&P 500 Index Fund

May 1, 2006

Legg Mason Partners Mid Cap Core Fund

March 30, 2006

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Appreciation Fund, Inc.

May 1, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners International All Cap Growth Fund

February 28, 2006

Legg Mason Partners Investment Series

Legg Mason Partners International Fund

February 28, 2006

Legg Mason Partners Dividend Strategy Fund

February 28, 2006

Legg Mason Partners Growth and Income Fund

February 28, 2006

Legg Mason Partners Trust II

Legg Mason Partners Diversified Large Cap Growth Fund

February 28, 2006

Legg Mason Partners Small Cap Growth Opportunities Fund

February 28, 2006

Legg Mason Partners International Large Cap Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers Mid Cap Fund

May 1, 2006

CitiFunds Trust I

Legg Mason Partners Emerging Markets Equity Fund

February 28, 2006

Salomon Brothers Capital Fund Inc

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers Balanced Fund

May 1, 2006

Salomon Brothers Small Cap Growth Fund

May 1, 2006

Salomon Brothers Investors Value Fund Inc

May 1, 2006

Fund

Date of Prospectus and Statement of Additional Information*

The Salomon Brothers Fund Inc

June 30, 2006

*

As supplemented.

Schedule I – Subadvisers

Fund

Subadviser(s)

Legg Mason Partners Lifestyle Balanced Fund

CAM N.A.

Legg Mason Partners Lifestyle Conservative Fund

CAM N.A.

Legg Mason Partners Lifestyle Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle High Growth Fund

CAM N.A.

Legg Mason Partners Lifestyle Income Fund

CAM N.A.

Legg Mason Partners Aggressive Growth Fund, Inc.

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

CAM N.A. and

Western Asset

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

CAM N.A.

Legg Mason Partners Multiple Discipline Funds All Cap and International

CAM N.A. and

Causeway Capital Management LLC

Legg Mason Partners Real Return Strategy Fund

CAM N.A.,

Western Asset and

Batterymarch

Legg Mason Partners Small Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Value Fund

CAM N.A.

Legg Mason Partners Hansberger Global Value Fund

Hansberger Global Investors, Inc.*

Legg Mason Partners Social Awareness Fund

CAM N.A.

Fund

Subadviser(s)

Legg Mason Partners Large Cap Value Fund

CAM N.A.

Legg Mason Partners Capital and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Convertible Fund

CAM N.A.

Legg Mason Partners Dividend and Income Fund

CAM N.A. and

Western Asset

Legg Mason Partners Small Cap Core Fund, Inc.

Batterymarch

Legg Mason Partners Fundamental Value Fund, Inc.

CAM N.A.

Legg Mason Partners Financial Services Fund

Batterymarch

Legg Mason Partners Health Sciences Fund

Batterymarch

Legg Mason Partners Technology Fund

Batterymarch

Legg Mason Partners Classic Values Fund

Olstein & Associates, L.P.*

Legg Mason Partners Large Cap Growth Fund

CAM N.A.

Legg Mason Partners S&P 500 Index Fund

Batterymarch

Legg Mason Partners Mid Cap Core Fund

CAM N.A.

Legg Mason Partners Appreciation Fund, Inc.

CAM N.A.

Legg Mason Partners International All Cap Growth Fund

CAM N.A.

Legg Mason Partners International Fund

Batterymarch

Legg Mason Partners Dividend Strategy Fund

CAM N.A.

Legg Mason Partners Growth and Income Fund

CAM N.A.

Legg Mason Partners Diversified Large Cap Growth Fund

CAM N.A.

Legg Mason Partners Small Cap Growth Opportunities Fund

CAM N.A.

Fund

Subadviser(s)

Legg Mason Partners International Large Cap Fund

Batterymarch

Salomon Brothers Mid Cap Fund

CAM N.A.

Legg Mason Partners Emerging Markets Equity Fund

Legg Mason International Equities Limited*

Salomon Brothers Capital Fund Inc

CAM N.A.

Salomon Brothers Balanced Fund

CAM N.A. and

Western Asset

Salomon Brothers Small Cap Growth Fund

CAM N.A.

Salomon Brothers Investors Value Fund Inc

CAM N.A.

The Salomon Brothers Fund Inc

CAM N.A.

*

The fund’s subadviser is unchanged.

Schedule II – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Large Cap Value Fund

Salomon Brothers Investors Value Fund Inc

Legg Mason Partners Growth and Income Fund

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value

Legg Mason Partners Multiple Discipline Funds All Cap and International

Salomon Brothers Mid Cap Fund

Salomon Brothers Capital Fund Inc

Legg Mason Partners Small Cap Growth Fund

Salomon Brothers Small Cap Growth Fund

Legg Mason Partners Small Cap Growth Opportunities Fund

Legg Mason Partners Technology Fund

Legg Mason Partners Large Cap Growth Fund

Legg Mason Partners Health Sciences Fund

Legg Mason Partners Aggressive Growth Fund, Inc.

Legg Mason Partners Dividend and Income Fund

Legg Mason Partners Capital and Income Fund

Salomon Brothers Balanced Fund

Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value

Legg Mason Balanced Trust

Legg Mason Financial Services Fund

Legg Mason Partners Financial Services Fund

Legg Mason Partners International Fund

Legg Mason Partners International Large Cap Fund

Schedule III – Manager/Subadviser Proposals

Fund

Proposed New Manager

Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value

Legg Mason Capital Management, Inc.

Fund

Proposed New Subadviser

Legg Mason Partners Social Awareness Fund

Legg Mason Investment Counsel, LLC

Legg Mason Partners International All Cap Growth Fund

Brandywine Global Asset Management, LLC

Legg Mason Partners Financial Services Fund

Barrett Associates, Inc.